EXHIBIT 10.2

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

THIS TERM OF THIS IP ANNEX WILL COMMENCE ON THE R&D SERVICES AGREEMENT

(1)	AREVA NP, S.A.S., a simplified stock company, organized and existing under the laws of France, having its registered office at 1 place Jean Millier, 92400 Courbevoie, France, registered at the French Trade registry of Nanterre under the N°428 764 500, represented by Bernard Fontana, Chief Executive Officer, (hereinafter referred to as “AREVA NP SAS” or “AREVA NP” or “ANP”),

(2)	Lightbridge Corporation, 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190, USA, a Nevada corporation (hereinafter referred to as “Lightbridge” or “LTBR”),

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

WHEREAS, ANP is engaged in the nuclear business and has expertise in designing, developing, manufacturing, marketing, and selling nuclear reactors, nuclear fuel assemblies for nuclear reactors, and nuclear fuel products for research reactors, including components, operating services, and other elements therefor, and owns intellectual property rights relating to such business and products, including, without limitation, copyrights, know-how, inventions, Trade Secrets, patents, patent applications, and the like;

WHEREAS, LTBR has developed innovative, next generation nuclear fuel technology comprising U-Zr multi-lobe, helically twisted fuel rods and associated manufacturing processes, has expertise in such technology, and owns intellectual property rights relating to such technology, business, and products, including, without limitation, copyrights, know-how, inventions, Trade Secrets, patents, patent applications, and the like, and LTBR is also a provider of nuclear energy engineering services;

WHEREAS, LTBR and ANP entered into a Letter of Agreement dated 8 December 2015, in order to enter into negotiations on an exclusive basis;

WHEREAS, LTBR and ANP entered into a Joint Development Agreement dated 14 March 2016, in order to develop a joint business plan to evaluate the technical, economic, and strategic feasibility and desirability of the parties’ forming one or more joint venture companies to further develop, manufacture, commercialize, and fund the next generation metallic nuclear fuel technology;

WHEREAS, LTBR and ANP entered into a non-binding term sheet effective 31 October 2016 for a joint venture between ANP and LTBR;

WHEREAS, LTBR and AREVA Inc. entered into a binding Heads of Terms Agreement dated September 1st, 2017 (hereinafter referred to as “HOTA”), whereby AREVA Inc. and LTBR agreed to exclusively cooperate through a US joint venture company to be established in order to develop, design, manufacture, market, and sell an innovative nuclear fuel assembly comprising LTBR-designed U-Zr multi-lobe twisted fuel rod technology and other advanced nuclear fuel intellectual property contributed both by ANP and LTBR to the innovative fuel product, within a specific Domain;

WHEREAS, in accordance with the terms and conditions of the HOTA, AREVA NP, LTBR, and the US joint venture company to be established and jointly owned by AREVA Inc. and LTBR desire to conduct exclusive joint R&D activities, based on existing intellectual property of ANP and LTBR respectively, to develop an innovative fuel product, with new intellectual property resulting from such R&D activities to be jointly owned by ANP and LTBR and licensed to the JV within the Domain during the life of the JV.

For the purposes of the present Agreement, the Parties wish to set out the terms and conditions applicable to Project 1 (as defined below), the purpose of which is to conduct the research, development, design, obtaining approvals and licenses from Regulatory Authorities, demonstration, fabrication, and marketing of an innovative fuel product and manufacturing processes associated therewith for 17x17 pressurized water reactors in the United States.

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual covenants set forth below, LTBR and ANP hereby agree as follows:

1. Definitions.

For purpose of this Agreement, the following terms have the following meanings:

1.1	[omitted]

1.2	[omitted]

1.3	“Affiliate” means, with respect to any Party, any company listed below that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. For purposes of this Section 1.3, the term “control” (and “controlling”) shall mean (a) having at least the majority (strictly more than fifty percent (50%)) of the voting stock of such company or (b) the right (i) to elect the majority of the directors of such company, or (ii) to direct or cause the direction of the management and policies of such company, as the case may be, where such right may be exercised without the consent of any entity other than the Parties.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

For the purpose of the present Agreement, the respective Affiliates of the Parties are:

•	AREVA NP Affiliates: AREVA NP’s majority-owned subsidiaries at any tier including AREVA Inc., AREVA GmbH, and Advanced Nuclear Fuel GmbH

•	LTBR Affiliates: Thorium Power, Inc., and Lightbridge International Holding, LLC and other such Affiliates as the Parties may mutually agree in writing from time to time.

1.4	“Agreement” means the body of the present R&D Services Agreement, its Exhibits, and all documents incorporated by reference herein.

1.5	“Application Programming Interface” or “API” means the application programming interface materials and related documentation containing all Information to allow skilled Software developers to create Software interfaces that interface or interact with other specified Software.

1.6	“AREVA Competitor” means those actual direct competitors of ANP in the nuclear fuel business identified in Exhibit D, as it may be amended from time to time.

1.7	“Background Information” means (a) any Project 1 related Information of whatever nature or form (regardless of whether it may contain protectable Intellectual Property Rights therein) - including, but not limited to, know-how, databases, Trade Secrets, inventions, Software, technical files, drawings, formulae, costs, project plans, and roadmaps - that is (i) Controlled By a Party (A) prior to the Effective Date of the present Agreement, or (B) after such Effective Date and unconnected to the Projects, and (ii) (A) used by the Party that Controls the Information for the performance of the Project 1, (B) to which the Party that Controls the Information provides the other Party written, prior, express access for the performance of Project 1, or (C) for publicly available Information (e.g., patents and patent applications), used by the other Party for the performance of Project 1, as agreed pursuant to article 6.2 of the Agreement and (b) all Intellectual Property Rights in such Information.

A non-limiting list of certain Background Information is identified in Exhibit A-2, which may be updated from time to time for information purposes only.

A non-limiting list of certain excluded Information excluded from being characterized as Background Information is identified in Exhibit A-1, which may be updated from time to time for information purposes only.

For the avoidance of doubt, Background Information excludes Third Party Information.

For purposes of this Section 1.7, “Controlled By” means, with respect to Information or Intellectual Property Rights, possessed, whether by ownership or license, by an entity, including the ability of such entity or its Affiliates to legally grant or require another to grant access rights, a license, or a sublicense to or otherwise distribute such Information or Intellectual Property Rights on terms and conditions consistent with those set forth in this Agreement without the consent of, and without being obliged to account to or make any payment to, any Third Party. “Controls” has a correlative meaning.

1.8	“Board” means the board of the JV.

1.9	[omitted]

1.10	“Claim” has the meaning set forth in Section 11.5.

1.11	“Confidential Information” has the meaning set forth in the Confidentiality Agreement and includes any information that is disclosed or made available by a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such Information is marked, designated, or otherwise identified as “confidential,” including, without limitation: (a) all Information concerning the Projects; (b) all Information concerning past, present, and future business affairs of the Party or its Affiliates including finances, customer information, supplier information, products, services, organizational structure, internal practices, forecasts, sales, and other financial results, records, and budgets, and business, marketing, research, development, sales, and other commercial strategies; (c) all Information concerning the Party’s or its Affiliates’ Background Intellectual Property Rights; and (d) all notes, analyses, compilations, reports, forecasts, studies, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.12	“Confidentiality Agreement” means that certain Confidentiality and Non-Disclosure Agreement between LTBR and ANP, dated 14 November 2017, as set forth in Exhibit L.

1.13	“Controlled Physical Material” has the meaning set forth in Section 1.84.

1.14	“Co-ownership Agreement” means that certain Co-ownership Agreement between LTBR and ANP, dated 14 November 2017, as set forth in Exhibit H.

1.15	“Civil End Use” means the end use of the information is for civilian purposes, and not any military (including naval and maritime military) purposes, including the development of nuclear weapons or other nuclear explosive devices.

1.16	“Defendant” has the meaning set forth in Section 11.5.

1.17	“Deputy Project Manager—Technical” means the individual described in Section 4.5.

1.18	“Deliverables“ means any materials including but not limited to test results, reports, documents, minutes of status meeting and other electronic data that may include Foreground Information and/or Background Information and that are required to be delivered or performed under a Work Release Notice or are otherwise provided or delivered pursuant to this Agreement.

1.19	“Delivery Date” has the meaning set forth in Section 5.6.

1.20	“Disclosing Party” has the meaning set forth in Section 10.1.

1.21	“Domain of the JV” or “Domain” means the exclusive technological perimeter of the JV’s operations (i.e., the R&D, demonstration, fabrication, obtaining licenses from Regulatory Authorities, including nuclear, marketing, and sale of the Innovative Fuel Product), and any associated developed manufacturing processes or Intellectual Property Rights as applicable to the Innovative Fuel Product, worldwide, in the following types of commercial light water reactors and research reactors:

•	Pressurized water reactors (excluding VVER reactors types),

•	Boiling water reactors,

•	Light water-cooled small and medium size reactors, and

•	Research reactors,

and expressly excluding maritime, naval, and military applications.

1.22	“Effective Date” shall have the meaning defined in Section 13 of this Agreement

1.23	“Filing” means the submission of any documentation, application, filing, registration, or the like relating to the application, pursuit, grant, extension, maintenance, perfection, or enforcement of Intellectual Property Rights in the Foreground Information under statutory or common law Intellectual Property Rights protection mechanisms, including, without limitation, any correspondence or other communication with any patent, trademark, domain name, or copyright office or other governmental or administrative entities with respect thereto.

1.24	“Firm” means one or more counsel(s), appointed by the Joint Owners in order to prepare and file all Filings, including documents relating to the application, pursuit, grant, extension, and maintenance of Intellectual Property Rights in the Foreground Information, who will serve as the exclusive and common agent of the Parties in charge of the procedures and the formalities relating to the Intellectual Property Rights in the Foreground Information on behalf of the Parties.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.25	“Force Majeure” means any one or more events beyond the control of the relevant Party which occur after the date of signing of this Agreement, were not reasonably foreseeable at the time of signing of this Agreement, and the effects of which are not capable of being overcome without unreasonable expense and/or unreasonable loss of time to the Party concerned. Events of Force Majeure shall include (without limitation) war, civil unrest, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy.

1.26	“Foreground Information” means (a) any Information (excluding any Background Information and Third Party Information) of whatever nature or form (regardless of whether it contains protectable Intellectual Property Rights therein) — including but not limited to know-how, databases, Trade Secrets, inventions, Software, technical files, drawings, formulae, costs, project plans, and roadmaps — that is developed by or on behalf of AREVA NP and/or Lightbridge and/or the JV, acquired, by or on behalf of AREVA NP and/or Lightbridge and/or the JV, or assigned to AREVA NP and/or Lightbridge and/or the JV, jointly (with one or more of each other or a Third Party) or individually, for purposes of the Project 1 after the Effective Date of this Agreement and (b) all Intellectual Property Rights in such Information. The Roadmap generated by AREVA NP and LTBR under the Joint Development Agreement dated 14 March 2016 and subsequently a non-disclosure agreement effective as of 20 March 2017 is deemed to be Foreground Information.

1.27	“Foreign Sovereign Immunities Act” means the U.S. Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

1.28	[omitted]

1.29	“Gate Review Process” means a project management process according to which when the project team reaches a key milestone, a decision by the Project 1 Steering Committee that is expected to have a major impact on the Project from an investment, financial, or commercial standpoint should be made.

1.30	“Indemnified Joint Owner” has the meaning set forth in Section 11.5.

1.31	“Indemnifying Joint Owner” has the meaning set forth in Section 11.5.

1.32	[omitted]

1.33	[omitted]

1.34	“Information” means any and all ideas, concepts, data, know-how, discoveries, upgrades, updates, methods, techniques, technologies, systems, designs, specifications, analyses, products, components, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, skills, experience, knowledge, plans, objectives, algorithms, Software (including without limitation Source Code and Object Code), images, icons, audiovisual components and objects, schematics, drawings, visual depictions, reports, results, conclusions, and other information and materials, irrespective of whether or not protected or protectable by an IPR and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which any of the foregoing may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational, or financial materials or information.

1.35	“Innovative Fuel Product” means nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information contributed by both Lightbridge and AREVA NP.

1.36	“Intellectual Property Rights” or “IPR” means any rights with respect to intellectual property in Information and includes, without limitation, as required by the context: patents, patent applications, and other patent rights; moral rights (to the extent possible according to applicable Law), copyrights, copyright registrations, and copyright rights (including, without limitation, copyrights, copyright registrations, and copyright rights with respect to computer software, firmware, programming tools, drawings, specifications, databases, and documentation); Trade Secrets, know-how, and other rights with respect to confidential or proprietary information; trademark, trade name, and similar rights; other rights with respect to Information; other intellectual and industrial property rights, whether or not subject to statutory registration or protection in any part of the world; the right to claim priority with respect to any of the foregoing rights; and all rights under any license or other arrangement with respect to the foregoing.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.37	“IP Annex” means that certain IP Annex between LTBR and AREVA NP, dated 14 November 2017, that summarizes the overall Information and IPR framework and the treatment of all Information and IPR among AREVA NP, Lightbridge, and the JV based on detailed terms and conditions contained in the R&D Agreement and Co-Ownership Agreement.

1.38	“IP Committee” means the advisory committee to the Joint Owners to make recommendations regarding all matters relating to co-ownership management of Foreground Information between the Joint Owners, as described in the IP Annex and Co-ownership Agreement.

1.39	“IPR Registration Costs” means the costs, fees, taxes, and expenses (including without limitation any fees, taxes, costs, and expenses relating to the Firm’s services, translations, prosecution, extension, maintenance, and recording of the Intellectual Property Rights before any Intellectual Property Rights office(s)) needed to prepare, file, prosecute, pursue, register, maintain, and extend the Intellectual Property Rights before any national, regional, and international Intellectual Property Rights offices.

1.40	“JDA” means that certain Joint Development Agreement by and between Lightbridge Corporation and AREVA NP and dated March 14, 2016.

1.41	“JV” means the joint venture company, a U.S. limited liability company (LLC), established under the laws of the state of Delaware USA and jointly owned by AREVA, Inc. and Lightbridge in accordance with the HOTA.

1.42	“JV Agreement” means the LLC operating agreement of the JV.

1.43	“Joint Owners” means AREVA NP SAS and Lightbridge.

1.44	“Law” means any statute, law, ordinance, regulation, rule, order, constitution, treaty, common law, decree, or judgment of any court or any national, federal, state, regional, or local government or entity having administrative function or judicial authority.

1.45	[omitted]

1.46	“LTA” means lead test assemblies.

1.47	“LTR” means lead test rods.

1.48	“Needed” means: (a) a license to Background Information that is necessary for the performance of R&D Activities within Project 1 if: (i) it is used, or is in any way useful, for regulatory purposes; or (ii) without such license, carrying out tasks assigned to the responsible Party would be technically impossible, significantly delayed, or require significant additional financial or human resources; or (b) a license to the Background Information that is required in order to Use the Foreground Information within Project 1 or outside the Domain, and to conduct R&D Activities relating to such Foreground Information if: (i) it is used, or is in any way useful, for regulatory purposes; or (ii) without the grant of such a license, the Use of the Foreground Information, including for performance of R&D Activities relating to such Foreground Information, would be technically impossible, significantly delayed, or require significant additional financial or human resources.

1.49	[omitted]

1.50	[omitted]

1.51	“Notice” has the meaning set forth in Section 16.9.

1.52	“Nuclear Damage” means any injury or damage of any sort, whether to persons or property, that, in whole or in part, is caused by, results from, or is related to the fissionable, toxic, radioactive, explosive or other hazardous properties, or combination of such properties, of any fissionable or radioactive product or waste thereof, or any material or substance contaminated or made radioactive thereby.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.53	“Nuclear Fuel” means any material which is capable of producing energy by a self-sustaining nuclear fission chain reaction.

1.54	“Object Code” or “Executable Code” means Software in machine-readable compiled and/or executable form including, but not limited to, byte code form and in the form of machine-readable scripts used for linking procedures and functions to other Software.

1.55	[omitted]

1.56	“Open Source Software” means any Software or work, including where appropriate, any and all modifications, derivative works, enhancements, upgrades, improvements, bug fixes, and/or statically linking made to the Source Code of such Software or work, released under a free Software license, that requires as a condition of royalty-free usage, copy, modification, and/or redistribution of the Software to:

•	Redistribute the Software or work royalty-free, and/or

•	Redistribute the Software or work under the same license/distribution terms as those contained in the license under which it was originally released, and/or

•	Release to the public, disclose, or otherwise make available the Source Code of the Software or work.

For the purposes of this Agreement, by means of example and without limitation, any Software or work that is released or distributed under any of the following licenses shall be Open Source Software: (A) GNU General Public License (GPL), (B) GNU Lesser/Library GPL (LGPL), (C) the Artistic License, (D) the Mozilla Public License, (E) the Common Public License, (F) the Sun Community Source License (SCSL), (G) the Sun Industry Standards Source License (SISSL), (H) BSD License, (I) MIT License, (J) Apache Software License, (K) Open SSL License, (L) IBM Public License, and (M) Open Software License.

1.57	“Parties” means ANP and LTBR (subject to the provisions of Section 16.3) as controlled (as defined in Section 1.3) at the date of the execution of the present Agreement. “Party” has a correlative meaning.

1.58	“PIE” means post irradiation examination analysis.

1.59	“Project” means any existing or future development and/or use project related to the Innovative Fuel Product and associated manufacturing processes within the Domain, each such project being mutually agreed to be pursued by the Joint Owners.

1.60	“Project 1” means the Project, mutually agreed to be pursued by the Joint Owners under the present Agreement, for Research and Development Activities, and Direct Use by the Parties, of the Innovative Fuel Product, and associated manufacturing processes, solely for 17x17 pressurized water reactors in the United States.

1.61	“Project Manager” or “PM” means the individual described in Section 4.2.

1.62	“Project 1 Steering Committee” means the Committee that steers Project 1 through a Gate Review Process and provides recommendations to the Board of the JV regarding technical direction of R&D Activities, progress on the Roadmap, annual and longer-term budget estimates, development and commercialization schedule estimates, and any other pertinent matters relating to Project 1 that may arise during the Gate Review Process.

1.63	“R&D Activities” or “Research and Development Activities” mean with respect to Information, the performance of research and development activities (conceptual, preliminary, and final design phases) and obtaining Regulatory Approvals for LTR and/or LTA from Regulatory Authorities, through completion of the PIE by a Party or on behalf of such Party. For the sake of clarity, R&D Activities shall be understood to run through the end of lead test assembly demonstration, and R&D Activities shall not be construed to include the supply of batch reloads.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.64	“R&D Services Agreements” means executed agreements between the Joint Owners (and the JV, once established) regarding the performance of R&D activities for the purpose of the Projects.

1.65	“Receiving Party” has the meaning set forth in Section 10.1.

1.66	“Regulatory Approval” means any and all approvals (including any applicable supplements, amendments, and pre- and post-approvals), licenses, registrations, or authorizations of any Regulatory Authority necessary for any development and evaluation of the Innovative Fuel Product.

1.67	“Regulatory Authority” means any, governmental regulatory authority, agency, or entity involved in granting Regulatory Approval of, or otherwise regulating any aspect of the conduct, development, approval, or implementation of R&D activities and Use within the Projects, including the U.S. Department of Energy and U.S. Nuclear Regulatory Commission.

1.68	“Representative” means a Party’s and its Affiliates’ respective employees, officers, directors, consultants, and legal, technical, and business advisors.

1.69	[omitted]

1.70	“Roadmap” means the roadmap for the R&D Activities of the Foreground Information in Project 1 conducted under the terms and conditions of this Agreement.

1.71	“R&D Provider” means a Party that performs R&D Activities under this Agreement or provides or delivers Deliverables under this Agreement.

1.72	“Software” means one or more sets of coded instructions that control the operation of a computer or similar electronic device and are fixed in any tangible medium of expression.

1.73	“Source Code” means Software in human-readable form open to make modifications to it, including but not limited to comments and procedural code such as job control language and scripts to control compilation and installation.

1.74	“Subcontracting” or “Have Made Right” means the right for a Party to have a Third Party, or an Affiliate, that is under an obligation of confidentiality consistent herewith, perform some tasks on behalf of such Party, only for the use, sale, or other disposal, by the Party and its Affiliates, of said products or services, provided that a majority of the specifications of such products or services has been designed by or for such Party. For avoidance of doubt such right excludes the right to sub-license the Information. “Have Made” and “Subcontract” have a correlative meaning.

1.75	“Subcontractor” means a Third Party or an Affiliate that has been Subcontracted.

1.76	“Sub-Project” has the meaning set forth in Section 4.4.

1.77	“Sub-Project Leader” or “SPL” has the meaning set forth in Section 4.4.

1.78	“Successor” has the meaning set forth in Section 16.3(a).

1.79	“Third Party” means any natural person or legal entity other than the Parties and their Affiliates.

1.80	“Third Party Information” means Information that is not Controlled By (within the meaning of Section 1.7) AREVA NP or Lightbridge or any of their Affiliates.

1.81	“Trade Control Laws” has the meaning set forth in Section 14.1.

1.82	“Trade Secret” means any Information that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.83	[omitted]

1.84	“Unit Rates” has the meaning set forth in Section 9.1.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.85	“Use” means, with respect to Information, to do one or more of the following: (i) manufacture, obtain Regulatory Approvals for full core or batch reloads, use, market, or sell Innovative Fuel Product(s) (or, outside the Domain, Innovative Fuel Product(s) or any other products) and related services (or Subcontract the foregoing activities) (each, a “Direct Use”), and/or (ii) grant any licenses or any other rights in or to the Information and related IPR to Third Parties (“Indirect Use”).

1.86	“Work Release Notice” or “WRN” means a work order agreed by the Parties placed to perform tasks under this Agreement. After consulting with each other, the Parties shall promptly agree on an acceptable form and content of a WRN; provided, however, that the agreed-upon form and content of the WRN shall allow the Project Manager to exercise effective control over the scope, schedule, costs (including tracking actuals vs. not-to-exceed limits), deliverables, and quality requirements on a task-by-task basis. Each WRN shall be a portion of the approved annual budget and shall be issued by the Project Manager. A Work Release Notice does not include the direct purchase of equipment or physical material that is subject to nuclear regulations (“Controlled Physical Material”). Purchase of such equipment or Controlled Physical Material shall be made under separate agreements that include specific terms and conditions to comply with applicable regulations. However, it is agreed by the Parties that a Work Release Notice can include a task where Controlled Physical Materials or equipment have to be delivered, subject to entry into such separate agreements.

2. EXHIBITS.

This Agreement includes the following Exhibits:

(a)	Exhibit A (Background Information), which sets forth and describes certain Background Information provided or excluded hereunder;

(b)	Exhibit B (Roadmap), which sets forth the Roadmap;

(c)	Exhibit C (project governance structure);

(d)	Exhibit D (AREVA NP Competitors);

(e)	Exhibit E (Third Parties);

(f)	Exhibit F (signed and binding HOTA);

(g)	Exhibit G (signed and binding IP Annex);

(h)	Exhibit H (signed and binding Co-Ownership Agreement);

(i)	Exhibit I (travel policy on Effective Date);

(j)	Exhibit J (press release agreed among the Parties);

(k)	Exhibit K (Personnel categories and corresponding Unit Rates); and

(l)	Exhibit L (signed and binding Confidentiality Agreement).

All Exhibits listed in this Section 2 are incorporated into and form a part of this Agreement.

3. PURPOSE OF THE AGREEMENT.

3.1	Purpose.

The purpose of this Agreement is to:

(a)	govern the conduct of the R&D Activities of Project 1;

(b)	specify the organization of Project 1-related work between the Parties in accordance with the Roadmap and pursuant to one or more Work Release Notices;

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(c)	organize the management of Project 1; and

(d)	define rights and obligations of the Parties with respect to Project 1, including, but not limited to, the respective rights of the Parties in and to the Background Information and Foreground Information with respect to Project 1, liability, and indemnification.

3.2	Limited Rights and Obligations; Exclusivity.

In accordance with the exclusivity obligation agreed among the Parties within the Domain, for Project 1, notwithstanding any other provision of this Agreement, during the term of this Agreement, each Party hereto agrees to collaborate exclusively with the other Party (or, after formation of the JV, Parties) within the scope and Term of the present Agreement.

Subject to the terms and conditions of the Co-ownership Agreement (including the exclusivity obligation among the Parties within the Domain, Section 5) and the provisions of the present Agreement, this Agreement does not imply any commitment on the part of any Party to procure equipment, devices, or services from the other Party and shall not limit any Party’s freedom of procurement.

4. GOVERNING BODIES, ROLES, AND RESPONSIBILITIES.

4.1	Project Governance Structure.

The Parties will use the project governance structure illustrated in Exhibit C during R&D Activities.

4.2	Project Manager.

Upon the Effective Date of this agreement, LTBR will appoint a Project Manager. Within sixty (60) days of the formation of the JV, the JV will appoint a Project Manager to the JV.

The Project Manager will be responsible for coordination of the global development of Project 1 and global consistency with the Roadmap as attached in Exhibit B.

The Project Manager is accountable for managing Project 1’s progress, schedule, and costs (both globally and with respect to Sub-Projects), triggering gate reviews (stage gate and intermediate gates), submitting reports and recommendations to the Project 1 Steering Committee and the Board, and supporting marketing efforts for non-commercial technical R&D Activities on as needed basis.

The gate reviews are organized using a presentation format (with details increasing by gate) allowing evaluation of Project 1 based on strategic fit, business fit, potential risk/reward, investment level, technical progress, and product development and commercialization schedule. The information is presented by the Project Manager. The main gate reviews are set forth in the Roadmap. The Project Manager can request intermediate gate reviews.

4.3	Project 1 Steering Committee.

The Project 1 Steering Committee shall be the governance body that steers Project 1. Within thirty (30) days from the Effective Date, each Joint Owner shall appoint an equal number of members to the Steering Committee but in no event fewer than three (3) members from each Party.

The Project 1 Steering Committee, which reports to, and takes direction from, the Board of Directors of the JV, shall meet on a quarterly basis, or at such other time intervals as the Project 1 Steering Committee deems necessary, and shall be responsible for: getting review and approval of the Project organization, the Roadmap, and associated expenditures within the budget; reviewing Project progress and stage gate reviews; approving next phases of the Project, including cost and schedule estimates; and providing budget recommendations for approval by the Board.

In particular, based upon the information presented by the Project Manager, the Project 1 Steering Committee shall decide whether to: (1) proceed to the next phase of the Project, (2) stop the Project, or (3) re-direct the Project (i.e. alter the direction of the Project or impose certain conditions that must be met before the Project can proceed further).

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4.4	Sub-Projects.

AREVA NP shall appoint one or more sub-project leaders (“Sub-Project Leader,” hereinafter also referred to as “SPL”).

Project 1 shall be organized in sub-projects (each hereinafter referred to as a “Sub-Project”), each under the responsibility of a Sub-Project Leader. The Sub-Project Leader shall be responsible for the coordination of the Sub-Project work, contribution, and deliverables (with respect to time, quality, and cost) and directly reports to the Project Manager.

4.5	Deputy Project Manager—Technical.

Within 30 (thirty) calendar days after the signing of this Agreement, AREVA NP shall appoint a deputy project manager (“Deputy Project Manager—Technical”) who will be responsible for technical oversight of Sub-Projects and technical coordination among Sub-Project Leaders to ensure the Sub-Projects are executed on time, on budget, and consistent with the approved Roadmap and Work Release Notices. The Deputy Project Manager—Technical shall challenge Sub-Project Leaders to improve schedule and cost estimates to exceed expectations. The Deputy Project Manager—Technical shall report directly to the Project Manager.

4.6	Contract Manager

Within 30 (thirty) calendar days after the signing of this Agreement, AREVA NP shall appoint a contract manager (“CM”) who will be responsible for the administration of the Agreement on behalf of AREVA NP and ensuring that ANP contribution is in accordance with this Agreement. Specific roles and responsibilities of the CM shall be clearly described in the Project Governance and Organization document that shall be prepared in coordination between both Parties and issued as soon as possible.

4.7	Intellectual Property Committee (IP Committee).

The IP Committee is defined in general in the IP Annex and described in more detail in the Co-ownership Agreement. In accordance with and not superseding any of the provisions of the IP Annex or the Co-ownership Agreement, within sixty (60) days of the execution of this Agreement, the Joint Owners will establish a budget for the tasks of the IP Committee specifically related to Project 1.

5. RESEARCH & DEVELOPMENT ACTIVITIES.

5.1	Roadmap.

(a) Content of the Roadmap.

A preliminary Roadmap is set forth in Exhibit B.

The Roadmap shall include, without limitation, a number of tasks under a conceptual design phase (including design choice and tests preparation), a preliminary design phase (including a licensing test, methods, and models for justification) and a final design phase (including design and justification of lead test assemblies), as well as obtaining Regulatory Approvals from Regulatory Authorities, resources estimation, and schedule estimates. The main gate reviews are set forth in the Roadmap.

The preliminary Roadmap on which the Parties have agreed during workshop sessions (product development and regulatory licensing) is set forth in Exhibit B (Roadmap) hereto and may be amended from time to time by the Project 1 Steering Committee.

The Project 1 Steering Committee shall finalize the Roadmap as soon as possible, but in no event later than three (3) months after the Effective Date of this Agreement.

If any particular task or milestone within the Roadmap is specified in days, these shall be calendar days, and the anticipated finish date for that task or milestone shall occur at the end of the last day of the period of time specified.

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(b) Budget Related to the Roadmap.

For purposes of consistency with AREVA NP’s budgetary process, Lightbridge (or the JV, once established) shall provide AREVA NP with a one-year budget commitment plus a three-year budget forecast; it is understood that the Roadmap shall be detailed enough to allow resource allocation for the next 12 months.

A preliminary version of the proposed budget shall be provided (with acknowledgment of receipt) by [*****] each year by Lightbridge (or the JV, once established) to ANP. The final version of a 12-month budget commitment and a three-year budget forecast shall be provided (with acknowledgment of receipt) by [*****] of the same year.

Within forty-five (45) calendar days following the receipt by AREVA NP of the preliminary version of the 12-month budget commitment and 3-year budget forecast, AREVA NP shall provide Lightbridge (or the JV, once established) with an express written approval or proposed changes thereto.

Within the fifteen (15) calendar days following the receipt by Lightbridge (or the JV, once established) of the proposed changes, Lightbridge (or the JV, once established) shall provide AREVA NP with an express agreement to the modified version of the budget or recommended changes to the modified version.

If no agreement is reached within fifteen (15) calendar days following the receipt by AREVA NP of the recommended changes provided by Lightbridge (or the JV, once established), the resolution of the budget shall be escalated to the CEO (or, for the JV, once established, the Board) of each Party.

The Parties acknowledge that failure to comply with the budgetary process may severely impact resource allocation for execution of Project 1.

If LTBR directs—or, after the JV is formed, causes the JV to direct—ANP to reduce by more than 10% the annual engineering load from that previously agreed by the Parties and approved in accordance with the foregoing provisions, ANP will be entitled to invoice the costs to LTBR or the JV, as applicable, for the direct costs incurred by ANP for such reduction, with such costs not to exceed a maximum of four (4) months of the average projected load of the then-approved annual budget.

Further, at any time after the Effective Date, upon the decision of the Project 1 Steering Committee, Deliverables and tasks may be modified in, added to, or deleted from, the Roadmap, and equitable adjustments may be made to the Project schedule. The Project 1 Steering Committee shall review the Roadmap prior to each proposed change that affects deadlines, resources, costs, or any other matter the Project Manager believes should be communicated to the Project 1 Steering Committee. Any modified Roadmap shall be finalized and approved by the Project 1 Steering Committee.

No Party shall have any obligation to implement changes to the Roadmap and/or development schedule, resources, and cost estimates previously approved in writing by the Project 1 Steering Committee, and no Party shall have any obligation to make any additional payments to any other Party on account of any such changes, unless the Project 1 Steering Committee has duly approved any such changes and the Parties have agreed to such changes in writing through a new or amended Work Release Notice.

5.2	Work Release Notices.

Based upon the agreed Roadmap, the Parties shall mutually agree on the form and content of one or more Work Release Notices for the performance of R&D Activities tasks and generate and submit the Deliverables as set forth in the Work Release Notice. Said agreed-upon form and content of the WRN shall allow the Project Manager to exercise effective control over the scope, schedule, costs (including tracking actuals vs. not-to-exceed limits), deliverables, and quality requirements on a task-by-task basis

It is understood that a Party may Subcontract the performance of its tasks under the Work Release Notice, subject to the terms and conditions set forth in Section 5.5 of the present Agreement.

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Taking into account the need for a clear and detailed definition and scope of tasks and associated Deliverables, the Project Manager shall prepare each draft Work Release Notice to perform R&D Activities under the Agreement. Each WRN shall be a portion of the approved annual budget and shall be issued by the Project Manager.

Work Release Notices can be modified by the PM consistent with the Roadmap and within the available budget previously approved by the Board. Any proposed changes to the budget shall require approval by the Board.

5.3	R&D Activities: General Obligations.

The purpose of the present Agreement is to perform R&D Activities described for Project 1, and as such the Parties have no obligation or commitment to achieve a certain result or comply with a specific schedule, or dedicate specific individuals to the performance of the Agreement. Subject to the foregoing, the Parties’ exclusive obligation is to conduct the R&D Activities for Project 1 pursuant to one or more Work Release Notices, in accordance with the agreed upon Roadmap, and consistent with generally accepted industry standards and expectations for activities of a similar nature, and make all reasonable efforts to solve any unexpected issues and, in the event of delay or a material issue, promptly notify the other Party(ies).

Each Party undertakes to use reasonable endeavors:

(i)	to provide written notice to each of the other Party(ies) promptly (and in any event, within twenty (20) business days) of any significant delay in the performance of the R&D Activities under any Work Release Notice; and

(ii)	to provide written notice to each of the other Party(ies) promptly (and in any event, within ten (10) business days) of material communications it receives from Third Parties in relation to Project 1 to the extent it can legally and contractually do so.

Each Party agrees:

(a)	to not knowingly use, in the execution of Project 1, any Background Information of the other Party which is excluded in Exhibit A-1 and

(b)	to not use, in the execution of Project 1, any Background Information it Controls (within the meaning of Section 1.7) that is listed as excluded in Exhibit A-1 if such use of Background Information would cause the Background Information to be Needed by any other Party for the Use of any Foreground Information for Project 1 within the Domain.

Furthermore, if a Party breaches this Section 5.3(b) and, as a consequence, such Background Information becomes Needed by any other Party for the Use of any Foreground Information within the Domain, then such Background Information shall be deemed no longer excluded from the license grants in accordance with Section 6 and Section 7. The inclusion of any such Background Information in such a license grant shall not increase the royalty rate applicable to the license grant.

5.4	Delays in the Performance of the R&D Activities.

To the extent that a Sub-Project Leader determines and reports to the Project Manager that any tasks or development milestones are not completed on the expected schedule identified in a Work Release Notice or the Roadmap, the Project Manager shall promptly inform the Project 1 Steering Committee. The Project 1 Steering Committee shall, within 10 (ten) Business Days and in good faith using reasonable efforts, determine whether a rescheduling of such tasks or milestones is reasonably possible, or whether alternative tasks or milestones should be implemented. If, despite such good faith reasonable efforts, the Project 1 Steering Committee does not reach an agreement on mutually satisfactory rescheduling or alternative tasks or milestones within such 10 (ten) business day period, the Parties shall submit the matter to the Parties’ CEOs for resolution as an exigent issue in accordance with Section 15.3 of this Agreement; or, if such failure to reach agreement is subsequent to the formation of the JV, the Parties shall submit the issue to the Board of the JV for resolution.

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5.5	Subcontracting

No Party shall Subcontract or otherwise delegate the performance of this Agreement to any identified Third Party without the prior express written consent of

- the other Party before the JV exists, upon recommendation of the IP Committee, and then

- the JV through a written approval of its Steering Committee, upon recommendation of the IP Committee,

which consent shall not be unreasonably withheld or delayed.

The following Subcontractors are deemed approved by the Parties: each Party’s Affiliates, as long as such Affiliates remain Affiliates of the Parties, and Third Parties listed in Exhibit E.

With respect to any proposed Subcontractors identified as an AREVA NP Competitor in Exhibit D, AREVA NP retains the right, at its option to: (i) refuse such Subcontractor and simultaneously propose an alternative, or (ii) prevent such Subcontractor from accessing any of AREVA NP’s Background Information so long as the Subcontractor can perform its obligations without such access.

Each Party shall be fully responsible for the supervision of its Subcontractors and shall enter into appropriate arrangements for such purpose with its Subcontractors. These arrangements shall require that the obligations provided in this Agreement (including without limitation the obligations in Section 6, Section 7, Section 10, and Section 11) shall also apply to such Subcontractors. The Parties shall require that any agreement with a Subcontractor includes terms consistent with the Information and IPR ownership provisions and the confidentiality provisions of this Agreement, the IP Annex, and the Co-ownership Agreement

The Parties shall require that any agreement with a Subcontractor include terms and conditions for Deliverables comprising a sufficient technical explanation to understand the details of the Deliverables’ content by the Parties.

Each Party shall remain responsible to the other Party(ies) for the compliance of its Subcontractors with all obligations arising from this Agreement.

Each Party engaging a Subcontractor shall ensure that:

(i)	the Project 1 Steering Committee and the IP Committee are promptly informed of the name of such Subcontractor and the Subcontracted tasks;

(ii)	the performance of the Subcontract shall not alter the Parties’ obligations to each other under this Agreement, the IP Annex, or other agreements;

(iii)	any agreement with a Subcontractor shall require the Subcontractor to notify the Subcontracting Party of the generation of any Foreground Information;

(iv)	no such Subcontractor shall have access to any other Party’s Background Information or Foreground Information without that other Party’s prior written consent which shall not be unduly withheld if such Background or Foreground Information is Needed, provided that, for Affiliates or Third Parties listed on Exhibit E, the prior written consent of the other Party is deemed granted under the present Agreement;

(v)	each Subcontractor is bound by the non-disclosure provisions set out in Section 10 of this Agreement;

(vi)	the rights granted to an Affiliate acting as Subcontractor shall cease when such Affiliate ceases to be Controlled (as defined in Section 1.3) by a Party; and

(vii)	no Subcontractor shall retain any right to the Background Information or Foreground Information after the termination of the Subcontract.

Each Party shall promptly review and, if necessary, modify its existing and effective Subcontracting agreements to ensure their compliance with the Subcontracting obligations identified in this Agreement.

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5.6	Deliverables

(a)	Each R&D Provider shall send to the other Party (or the JV, once established) the relevant Deliverables in accordance with the applicable Work Release Notice(s) and with the terms specified in this Agreement. Subject to the terms and conditions of Section 5.4, any Party that is assigned a Deliverable in a Work Release Notice shall provide said Deliverable on or before the date set forth in the relevant Work Release Notice; provided, however, that the Parties may mutually agree in writing to extend any such due date by a reasonable period of time.

(b)	The purpose of each Deliverable must be identifiable rapidly and reliably. The Deliverables shall be delivered through an IT system the Parties shall have agreed to implement. All Deliverables shall be delivered in the English language.

(c)	Acceptance of Deliverables. Upon receipt of a Deliverable, and no later than ten (10) business days after its receipt, the Party receiving the Deliverable shall inspect it together with the corresponding Work Release Notice. Within this period the Party receiving the Deliverable shall verify the following:

(1) The existence of any documents included in the Deliverable in digital form,

(2) Whether the documents are complete (e.g. number of pages),

(3) The existence of basic information including without limitation document name, document number, revision, and date, a reference to specific task(s) set forth in the Work Release Notice,

(4) The scope of the Deliverable is consistent with the task description set forth in the Work Release Notice.

At the expiration of this ten (10) business day period after the receipt of the Deliverable, the Deliverable is deemed accepted (“Delivery Date”), unless the Party receiving the Deliverable finds any deficiency, damage, or omission in the Deliverable in accordance with the above and notifies the Party delivering the Deliverable of such deficiency, damage, or omission within this ten (10) business day period.

Upon receipt of said notification of deficiency, damage, or omission, the Party delivering the Deliverable shall promptly remedy as appropriate and deliver the updated Deliverable within ten (10) business days, and the acceptance process described above shall apply.

(d)	Each Party providing Deliverables shall use all reasonable efforts to identify its Background Information and Foreground Information as such in all Deliverables; provided, however, that failure to identify such Background Information shall not be construed as a waiver of rights of the Party who owns the Background Information, nor affect the confidential nature of the Background Information or the Parties’ rights and obligations under this Agreement. The IP Committee shall review all identifications of Background Information and Foreground Information in the Deliverables and, if necessary, modify such identifications.

Should a Deliverable contain any Background Information, the Parties expressly agree that all such Background Information shall be included in the limited grant of rights under Background Information in Section 6 and Section 7.

(e)	Any Background Information that is or includes Software and that may be included in the Deliverables shall be in Object Code form.

All Deliverables supplied by AREVA NP shall be stored in an appropriate security system controlled by Lightbridge. AREVA NP’s IT-competent teams shall have the right to conduct an audit of such security system once per calendar year, at AREVA NP’s expense.

Deliverables submitted by AREVA NP shall comply with AREVA NP’s applicable origin tracking technology and export control rules and procedures as of the Effective Date.

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5.7	Quality Assurance

Each R&D Provider shall implement a quality assurance system in accordance with the following provisions: 10CFR50 Appendix B, and ASME NQA-1-2008 and/or ASME NQA-1a-2009 Addenda. Each R&D Provider shall provide a copy of such quality assurance plan to the other Party(ies) within 90 (ninety) calendar days from the Effective Date hereof.

In order to verify the adequacy and application of a quality assurance system, the Parties shall be entitled to conduct audits, or to arrange to have such audits conducted on their behalf. In the event a Party wishes to Subcontract the performance of the audit, the requirements of Section 5.5 shall apply to such Subcontracting.

6. BACKGROUND INFORMATION.

6.1	Rights on Background Information.

(a)	As defined in the Co-ownership Agreement (Exhibit H), each Joint Owner shall have all rights, title, and interest in and to its respective Background Information and is and shall remain the exclusive owner of its Background Information, even if such Background Information (i) becomes incorporated into the Foreground Information or (ii) is Needed, or (iii) is used for R&D Activities to generate the Foreground Information or to Use the Foreground Information.

(b)	LTBR shall be assigned or granted an exclusive license under the Background Information owned by its Affiliates that is Needed for the performance of Project 1 and such license shall be registered before the USPTO and French National Intellectual property office (INPI).

6.2	Right of Use.

For the purposes of the present Agreement, a Party requesting a license to Background Information of the other Party for R&D Activities for Project 1 shall notify and demonstrate to the IP Committee that such Background Information is Needed by the requesting Party. The IP Committee shall handle such request in accordance with the terms and conditions of the present Agreement.

(a) R&D Activities Before the Date the JV Enters the Agreement.

Subject to the terms and conditions of this Agreement, each Joint Owner hereby grants to the other Joint Owner:

i.	a non-exclusive, non-transferable, non-assignable, worldwide,

ii.	non-sublicensable (except for Subcontracts for purposes of Project 1 and subject to limitations as described in Section 5.5 on any such Subcontracts),

iii.	right and license in and to the Joint Owner’s Background Information, for the exclusive purpose of performing R&D Activities for Project 1, within the Domain solely to the extent such Background Information is Needed to perform R&D Activities for Project 1 within the Domain (as approved under a decision of the IP Committee).

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Such right and license shall expire on the date the JV enters the present Agreement or upon the termination of the present Agreement, whichever occurs first.

The royalty shall be calculated at arm’s length and based on the recognition of the revenue generated by the sales of batch reloads of the Innovative Fuel Product and/or related services.

(b) R&D Activities After the Date the JV Enters the Agreement.

Each Joint Owner shall grant the JV, upon the date the JV enters the present Agreement and for the term of the present Agreement:

i.	a non-exclusive, non-transferable, non-assignable, worldwide,

ii.	sublicensable only to the Joint Owners to perform R&D Activities for Project 1, with no right to sub-license except for Subcontracts (either entered into by the JV or by a Joint Owner acting as sublicensee of the JV) for purposes of Project 1 and subject to limitations as described in Section 5.5 on any such subcontracts,

iii.	right and license in and to the Joint Owner’s Background Information,

iv.	for the exclusive purpose of performing R&D Activities for Project 1, within the Domain solely to the extent such Background Information is Needed to perform R&D Activities for Project 1 (as approved under a decision of the IP Committee).

The royalty shall be calculated at arm’s length and based on the recognition of the revenue generated by the sales of batch reloads of the Innovative Fuel Product and/or related services.

(c) Use.

Each Joint Owner shall grant the JV, under a separate agreement:

i.	a non-exclusive, non-transferable, non-assignable,

ii.	non sub-licensable (except for Subcontracts for purposes of Project 1),

iii.	right and license in and to the Joint Owner’s Background Information,

iv.	for the exclusive purpose of Directly Using of the Foreground for Project 1 within the Domain solely to the extent such Background Information is Needed (as approved under a decision of the IP Committee) for the Direct Use of the Foreground Information for Project 1 within the Domain.

Such right shall be granted under royalty-bearing conditions and under other conditions, such as geographic territories, to be agreed in separate license agreement(s).

d) No rights to perform R&D Activities involving the Background Information, or to Use, the Background Information of the other Party are granted under this Agreement outside Project 1 or outside the Domain.

Prior to any use by a Party of any Background Information that is publicly available Information (e.g., patents and patent applications) Controlled (within the meaning of Section 1.7) by the other Party, the Party shall submit a request to the IP Committee to use such Information that specifically identifies the Information (including, by patent number or patent application number). The Party shall not use such Information until the IP Committee notifies the Party that it may do so.

6.3	No Rights in Trademarks.

Nothing herein shall grant any Party any right, title, or interest in the trade names, trademarks, service marks, words, symbols, or other marks used, adopted, or owned by the other Party(ies) (or of any Third Party from whom such Party has acquired license rights) from time to time, either alone or in association with other words or names unless otherwise agreed on a case by case basis (here after "Trademarks").

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The Parties hereby agree that the Trademarks listed in Exhibit A-3 belong to their respective Background Information and grant a right to use them only in connection with Project 1, this right is non-exclusive, non-transferable, non-assignable, worldwide, non-sub-licensable (except for Subcontracts according to this Agreement). Exhibit A-3 shall be updated on a regular basis; each update shall require express written notice to the other Parties. Unless otherwise agreed by the Board upon recommendation of the IP Committee, no update of Exhibit A-3 shall delete Trademarks previously listed in said Exhibit.

6.4	Proprietary Rights Notices.

No Party shall remove from, cover over, or prevent from being displayed the notices of any other Party’s copyright, Trade Secrets, and proprietary rights notices printed in or on any Background Information, affixed to any media or containers of the Background Information, embedded in any Background Information, displayed by any Background Information during use, or printed on materials comprising any Background Information. Each Party acknowledges that the existence of such notice(s) does not mean that the Background Information or the Trade Secrets and proprietary information therein have been published or otherwise made public.

7. FOREGROUND INFORMATION.

7.1 Joint Ownership. The Foreground Information generated under the present Agreement shall be jointly owned by AREVA NP and Lightbridge on a 50/50 basis, in accordance with the terms and conditions of the IP Annex agreement (Exhibit G) and the Co-ownership Agreement (Exhibit H).

The Parties agree that any Foreground Information (a) developed by or on behalf of the JV, (b) acquired by or on behalf of the JV, or (c) assigned to the JV, shall be assigned directly from any Third Party or Affiliate that develops or sells the Foreground Information to AREVA NP and Lightbridge.

The Foreground Information ownership, management, and Use terms and conditions applicable among the Joint Owners are set forth in the Co-Ownership Agreement (Exhibit H).

7.2 Rights of Use.

(a) R&D Activities under the Agreement before the date the JV enters the Agreement.

Subject to the terms and conditions of this Agreement, each Joint Owner hereby grants to the other Joint Owner during the Term of this Agreement:

i.	a non-exclusive, non-transferable, non-assignable, worldwide,

ii.	non-sublicensable (except for Subcontracts for purposes of Project 1 and subject to limitations as described in Section 5.5 on any such Subcontracts),

iii.	right and license in and to the Foreground Information,

iv.	for the exclusive purpose of performing R&D Activities for Project 1, within the Domain solely to the extent it is Needed to perform R&D in the Domain for Project 1 (as approved under a decision of the IP Committee).

The royalty shall be calculated at arm’s length and based on the recognition of the revenue generated by the sales of batch reloads of the Innovative Fuel Product and related services.

Such right and license shall expire on the date the JV enters the present Agreement or upon the termination of the present Agreement, whichever occurs first.

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(b) R&D Activities under the Agreement upon the date the JV enters the Agreement.

Each Joint Owner shall grant the JV, upon the date the JV enters the present Agreement:

i.	an exclusive, with respect to Project 1,

ii.	non-transferable, non-assignable, worldwide,

iii.	non-sublicensable (except for Subcontracts of the JV for purposes of Project 1 and subject to limitations as described in Section 5.5 on any such Subcontracts),

iv.	right and license in and to the Foreground Information during the Term of this Agreement.

v.	for the exclusive purpose of performing R&D Activities for Project 1, within the Domain.

The royalty shall be calculated at arm’s length and based on the recognition of the revenue generated by the sales of batch reloads of the Innovative Fuel Product and related services.

(c) Use.

Each Joint Owner shall grant to the JV, under a separate agreement:

i.	an exclusive, with respect to Project 1,

ii.	non-transferable, non-assignable, worldwide,

iii.	non-sublicensable (except for Subcontract for purposes of Project 1 as provided in Section 5.5.),

iv.	right and license in and to the Foreground Information

v.	for the exclusive purpose of Directly Using the Foreground for Project 1.

Such right shall be granted under royalty-bearing conditions and other conditions to be agreed in separate license agreement(s).

7.3 Third Party Information. The Parties acknowledge that (a) they do not currently contemplate that the Foreground Information shall incorporate any Third Party Information, and (b) no Party shall incorporate any Third Party Information into the Foreground Information unless the Parties have previously agreed in writing on the incorporation of such Third Party Information into the Foreground Information and the allocation of responsibility for any associated royalties or license fees.

7.4 No Other Rights. Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to grant, directly or by implication, estoppel or otherwise, any right or license with respect to any Information or other Intellectual Property Rights.

8. SOFTWARE

8.1 SOFTWARE INCLUDED IN FOREGROUND INFORMATION OR BACKGROUND INFORMATION.

The following provisions apply to Software that is Background Information or Foreground Information, but in the case of inconsistency, this Section 8 shall prevail.

Unless expressly stated otherwise herein, rights of Use and to perform R&D Activities described in this Agreement:

(a)	do not include any right to require the creation and delivery of: (A) any Object Code or Source Code ported to any particular hardware platform, or (B) any API or Software documentation in any particular format or content, other than as the item is available from the Joint Owner granting rights of Use or performing R&D Activities; and

(b)	do not imply any obligation by the granting Joint Owner: (A) to provide any support or maintenance for the Software, (B) to bear any responsibility for any claims for defects in the Software, or (C) to grant rights of Use or perform R&D Activities to Source Code except as expressly otherwise provided in this Section 8 or a Work Release Notice.

Rights granted by a Party in Background or Foreground Information for Use or performing R&D Activities to the other Party(ies) shall be in the form of Object Code, unless otherwise expressly agreed between the Parties.

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Where a Party has access to Source Code for R&D Activities or for Use of its own Foreground Information, access rights to such Source Code shall, unless the Parties agree in writing to the contrary, comprise a worldwide right to copy, use, and modify such Source Code as required to support the exercise of the R&D Activities and/or Direct Use granted to such Party in respect of corresponding Object Code, but, unless the Parties agree in writing to the contrary, such Party shall not sublicense such Source Code or make it available to any Third Party in whole or in part.

8.2 Open Source Software.

(a)	Each Party shall abstain from introducing Software into its Background Information in a manner or upon terms that would or might result in a requirement that all or some of the Foreground Information must, either generally or under certain circumstances, be licensed under Open Source Software terms, unless the other Party(ies) has formally approved in writing such introduction.

(b)	Following the signature of this Agreement, any Party that is seeking such approval shall provide the other Party(ies) with a written request for approval (“Request”) containing sufficient information to enable the other Party(ies) to assess whether the introduction of the Background Information, upon the Open Source Software terms that are applicable to it, would or might result in any requirement referred to in Section8.2(a). The other Party(ies) shall inform the IP Committee in writing within forty (40) days from receipt of the Request whether it approves the introduction for which approval is requested in the Request. Any Party that fails to respond to a Request within such period shall be notified by the IP Committee that it has a further thirty (30) days to respond and in the absence of a response from such Party within such further thirty (30) day period it shall be deemed to have approved the Request. Any rejection to a Request shall include a written explanation. Each Request shall recite the procedures described in this paragraph, including the effect of a failure to respond to the Request.

As soon as possible after the lapse of such forty (40) day period (and any further periods as above), the IP Committee shall inform the Parties in writing whether such introduction has been approved.

However, the approval or the lack of approval of any above Request shall not constitute an agreement pursuant to this Agreement that any Foreground Information may be licensed on Open Source Software terms.

(c)	The unanimous approvals as referred to in this Section and any approvals that have been agreed by all Parties before signing this Agreement shall be recorded and kept by the IP Committee and made available upon request. These approvals shall be final.

(d)	Each Party shall comply with the terms of the approvals referred to in this Section (i.e., each approval only applies within the scope of the stated license terms and expressly agreed use).

9. PAYMENTS.

9.1 R&D Consideration.

(a)	In consideration of each R&D Provider’s R&D Activities under this Agreement, LTBR (or the JV, once established) shall make non-refundable payments to the R&D Provider in accordance with the prices set forth in the applicable Work Release Notice. During the performance of this Agreement, R&D Activities performed by AREVA NP shall be remunerated based on unit rates per category as defined in Section 9.3 below (the “Unit Rates”). The Unit Rates are subject to escalation as described in Section 9.3.

(b)	In addition to the non-refundable payments referred to in (a) above, LTBR shall incur non-refundable costs in connection with LTBR’s R&D Activities hereunder. Both such non-refundable costs and payments shall be accounted for upon establishing the JV as defined in the HOTA. Specifically, contributions expected to be made by LTBR to the JV in the form of contributed rights to IP that LTBR owns by virtue of its work and funding of this Agreement shall be included in the schedule of anticipated Additional Capital Contributions of the JV Agreement. These contributed rights will be in the form of a license to the JV of LTBR co-owned IP developed under this Agreement. The credit that LTBR will receive to its JV capital account in return for the contributed rights shall be equal to the fair market value of such contributed rights at the time of the contribution (expected to be at JV formation), which the Parties agree shall be derived from the R&D expenditures that LTBR has made (and for which it has not been reimbursed) plus the amount it has paid to AREVA NP under this Agreement up to the time of such contribution.

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9.2 Invoicing.

From the Effective Date to the earlier of the JV formation date, or January 31, 2018, the currency of invoicing or of payment shall be in EURO. The Parties shall execute an amendment to this Agreement prior to such date to ensure that immediately after such date Lightbridge or the JV, as applicable, shall receive invoices and remit payment in U.S. Dollars. In the amendment, the engineering rates for each R&D Service Provider’s European resources shall be converted from EURO to U.S. Dollars at then current spot exchange rate plus the actual and reasonable currency hedging cost incurred by the R&D Service Provider assuming the foreign exchange risk. Upon conversion of the engineering rates from EURO into U.S. Dollars, such engineering rates shall remain unchanged until the end of the calendar year.

Lightbridge (or the JV, once established) shall pay undisputed invoices within thirty (30) calendar days from receipt of the electronic copies of the invoices.

In the event that the Party responsible for paying for R&D Activities under a Work Release Notice objects that all or a portion of an account or an invoice is not correct, such Party shall request that the R&D Provider furnish a corrected version to satisfy payment of the account or invoice. Such request shall be made in writing and include the basis for the objection, within fifteen (15) calendar days of the other Party’s receipt of the electronic copies of the invoice. The invoicing Party may issue a corrected invoice, or, if it does not agree that an error exists, may issue an invoice for any portion not in dispute while the Parties work to resolve any dispute. Once a corrected or partial invoice is issued, the Party responsible for paying for R&D Activities under a Work Release Notice, shall pay the undisputed invoice within thirty (30) calendar days from receipt of the electronic copies of the invoices

By the end of the first week of each month, each R&D Provider shall send to Accounts Payable at Lightbridge (or the JV, once it is established) , an electronic copy of its invoice together with the supporting documentation corresponding to the hours spent for each Unit Rate category, for each task, during the previous month by the R&D Provider for the performance of the R&D Activities and any additional expenses incurred during this period as provided under Section 9.3(b).

In the event of termination of this Agreement as per Section 13.4, ANP shall prepare a request for payment in accordance with the contractual conditions for all hours spent and expenses incurred through the date of termination of this Agreement.

Interest for late payments in USD shall accrue at the Prime Rate plus 4% per annum, and interest for late payments in Euros shall accrue at the EURIBOR Rate plus 4% per annum, and shall be paid by the Party responsible for paying the invoice. The interest shall accrue from the next business day after the payment was due through the date the payment was sent unless a formal objection has been expressed by the Party regarding the unpaid amount of the invoice in which case interest will accrue only on any unpaid portion of the undisputed amount.

9.3 Engineering Unit Rates

(a) Rates for ANP.

Engineering services provided by ANP are charged on the basis of the following unit rates.

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No distinction is made between normal hours and overtime. Time spent traveling during or outside normal working hours, shall be billed in accordance with the Unit Rates set forth below and limited to eight (8) hours a day.

In order to facilitate the invoicing of hours worked and invoiced according to the Unit Rate, ANP shall keep a document recording the time spent daily within the context of this Agreement by the personnel in the occupational categories concerned. This document shall be made available to LTBR (or the JV, once formed) for a period of twelve (12) months following the issuance of the relevant invoice.

Personnel categories and their corresponding Unit Rates are as given in Exhibit K.

The Unit Rates are established according to January 2017 Economic Conditions.

For the purpose of this Section 9.3, the following definitions shall apply:

Expert / Advisory Engineer or Technical Consultant: shall mean the personnel who reach the senior engineer level with more than 10-15 years of relevant experience in identified fields of knowledge. The definition corresponds generally to experienced personnel recognized as key advisor, able to solve technical problems and express their point of view as reference people in project reviews.

Senior Engineer / Principal Engineer: shall mean the personnel who have the engineering degree or equivalent from a recognized or accredited institution and about eight (8) years of relevant experience. This definition corresponds generally to personnel with a M.Sc. Degree in engineering (equivalent of “Ingénieur” in French) and about eight (8) years of relevant experience.

Engineer / Engineer III/IV: shall mean the personnel who have the engineering degree or equivalent from a recognized or accredited institution. This definition corresponds generally to French personnel with a B.Sc. Degree in engineering (equivalent of “technician supérieur” in French and at least 10 years of relevant experience or a M. Sc. Degree (French equivalent: engineer) and less than eight (8) years of relevant experience. Although this definition refers to personnel with a diploma, a wide and comprehensive technical experience and complementary training may compensate for lack of formal education level.

Technician/operator / Engineer I/II: shall mean personnel who have scientific and technical training beyond the regular years of schooling but less than the professional level. This definition corresponds generally to personnel with a technician degree (equivalent of “technicien” in French or a B.Sc. degree (equivalent of “technicien supérieur” in French) and less than ten (10 years of relevant experience. Although this definition refers to personnel with a diploma, a wide and comprehensive technical experience and complementary training may compensate for lack of formal education level.

Unit Rates can be revised on an annual basis to reflect potential evolutions of ANP cost base and potential fluctuation in the EUR/USD exchange rate on an annual basis (for a specific or all personnel categories) and shall remain competitive market rates.

(b) Rates for LTBR.

Engineering services provided by LTBR are charged on the basis of the unit rates identified below.

No distinction is made between normal hours and overtime. Time spent traveling during or outside normal working hours, shall be billed in accordance with the Unit Rates set forth below and limited to eight (8) hours a day.

In order to facilitate the invoicing of hours worked and invoiced according to the Unit Rate, LTBR shall keep a document recording the time spent daily within the context of this Agreement by the personnel in the occupational categories concerned. This document shall be made available to the JV, once formed, for a period of twelve (12) months following the issuance of the relevant invoice.

Personnel categories and their corresponding Unit Rates are as detailed in Exhibit K.

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The Unit Rates are established according to January 2017 Economic Conditions. Unit Rates can be revised on an annual basis consistent with ANP’s (or, as applicable, Areva Inc.’s) U.S. resources based on competitive market rates.

9.4 Subcontracting / Investment Expenses

Subcontracting activities and investment expenses (such as but not limited to equipment, tools, and licenses) managed by ANP engineers should be invoiced to LTBR (or the JV, once formed) based on actual cost + ANP margin equal to [*****]% (value creation by ANP engineers) plus administrative treatment fee, not to exceed [*****]%.

9.5 Other expenses

Travel expenses are not included in the Unit Rates and shall be reimbursed by LTBR (or the JV, once formed) pursuant to expense reports submitted by ANP plus an administrative fee, not to exceed [*****]%, based on the indicative estimates in Exhibit I.

Expenses for travel outside the places where the R&D Provider’s offices are located shall be paid by LTBR (or the JV, once formed) in addition to the payment of the engineering hours as per the Unit Rates, provided, however, that the travel expenses for travel inside the city area are covered by the Unit Rates. The amount of such expenses incurred by Lightbridge before the JV is formed shall be accounted for as initial Capital Contribution to the JV.

9.6 Taxes. Any payments made hereunder are net and exclusive of all taxes which may be levied by any US tax authorities on such tangible portion and of all insurance, shipping, and other charges. If applicable, such taxes shall be borne by the Party responsible for paying any invoices, in addition to the invoiced amount. All payments under this agreement shall be made by the Party responsible for paying the respective invoice without any set-off against the invoiced amount. If legally applicable, French VAT shall be added to contract price at the time of the invoicing.

10. CONFIDENTIAL INFORMATION.

10.1 Confidentiality Obligations. Each Party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other Party(ies) (the “Disclosing Party”). All such Information shall be governed exclusively by the Confidentiality Agreement, both during and after the Term of this Agreement, and shall be deemed to have been exchanged thereunder. If the Confidentiality Agreement is voided or for any reason ceases to be in full force and effect the Parties agree to maintain the confidentiality of information exchanged hereunder and to promptly amend this Agreement to effectuate the intended purpose of the Confidentiality Agreement with respect to information exchanged hereunder.

10.2 Confidentiality of Agreement. Neither Party shall disclose the terms and conditions or existence of this Agreement without the prior written consent of the other Party, except as may be required by Law. If a Party determines that disclosure is required by Law, it shall consult with the other Party to minimize such disclosure. Notwithstanding the foregoing, the Parties hereby agree that they may issue a press release as described in Section 10.3.

10.3 Publications; Press Releases.

Unless otherwise mutually agreed by the Parties, no Party shall have the right to publish or allow the publishing of any Foreground Information, Background Information, or Confidential Information of the other Party(ies), even where such Information is amalgamated with such Party’s Foreground Information, Background Information, or other Information.

A copy of any proposed publication or communication including or in connection with Foreground Information, Background Information, or Confidential Information of the other Party, shall be sent to the IP Committee at the earliest time possible and no fewer than sixty (60) days prior to such proposed publication or communication. The IP Committee may object to the publication within twenty five (25) calendar days after receipt of a copy of the proposed publication.

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The proposed publication shall not take place until the expiration of the above-identified period of twenty five (25) calendar days.

In the event that an objection is raised on any of the grounds defined above within the above-identified period of twenty five (25) calendar) days, the Party proposing the publication and the IP Committee objecting shall seek in good faith to agree on a solution on a timely basis whereby such objection is resolved.

Such publication shall not be made without the Parties’ express approval based on the advice of IP Committee. In the absence of any express approval within the above-mentioned period, it is deemed that the Parties disagree to the proposed publication.

The Parties hereby agree that any Party may issue a press release upon execution of this Agreement, attached hereto as Exhibit J. Each party approves the press release in Exhibit J for issuance as is without further approval or consent and the filing of a Form 8-K with the United States Securities and Exchange Commission fully consistent with the press release in Exhibit J. The parties shall mutually agree upon in writing (i) any other public disclosure that a Party may have to make in connection with the signing of this Agreement to comply with applicable Law, including the filing of a Form 8-K with the United States Securities and Exchange Commission, or (ii) any public disclosure in connection with this Agreement, Project 1, or any R&D Activity that either Party or the Parties may decide to make.

11. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

11.1 Generally. Each Party represents, warrants, and covenants that (a) it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Laws of its jurisdiction of incorporation, organization, or chartering; (b) it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder; (c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and (d) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

11.2 R&D Activities and Deliverables.

(a)	Each R&D Provider represents that the performance of all R&D Activities under this Agreement will not breach any other agreement by which the R&D Provider is bound.

(b)	Each R&D Provider warrants that all R&D Activities performed under this Agreement and the Deliverables will be of professional quality consistent with generally accepted industry standards and expectations for services or activities of a similar nature. This warranty shall expire one (1) year after the Delivery Date of the applicable Deliverables.

(c)	In the event of an R&D Provider’s breach of Section 11.2(b), the R&D Provider’s sole and exclusive obligation and liability and the other Party(ies)’ sole and exclusive remedy shall be as follows: the R&D Provider shall use reasonable efforts to cure such breach, including by repairing or replacing Deliverables that fail to comply with Section 11.2(a). If the Party performing the R&D Activities under this Agreement cannot cure such breach in accordance with Section 13.3, the other Party(ies) may, at its option, terminate the Agreement in accordance with Section 13.3

(d)	If the Agreement is terminated in accordance with this Section 11.2, the R&D Provider shall, within sixty (60) days after the effective date of termination, refund to the other Party(ies) any fees paid by the other Party(ies) as of the date of termination for such disputed Deliverable.

11.3 Intellectual Property; Other Obligations. Each Joint Owner represents, warrants, and covenants that (a) its Background Information is and shall be the original work of the Joint Owner or has been made on behalf of the Joint Owner, and neither such Background Information nor its use to perform R&D Activities infringes or misappropriates (or shall infringe or misappropriate) any copyright, Trade Secret, patent, or other intellectual property, proprietary, or contract rights of any third party worldwide; (b) the Joint Owner has not previously granted and shall not grant any rights with respect to its Background Information that are inconsistent with the rights and licenses granted to the other Joint Owner or the JV under this Agreement, and (c) each of the Joint Owner’s Representatives, Subcontractors, consultants, and other personnel who have been or shall be engaged in development of the Background or Foreground Information have signed agreements with the Joint Owner conveying to the Joint Owner all Intellectual Property Rights in such Information.

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11.4 Intellectual Property Rights of the Other Joint Owner. Each Joint Owner represents, warrants, and covenants, on behalf of itself and its Affiliates, that it shall not use the other Joint Owner’s Intellectual Property Rights except as contemplated by this Agreement, the IP Annex, the Co-ownership Agreement, and any other R&D Services Agreements, in each case, in accordance with the terms and conditions of such agreements.

11.5 Indemnification.

(a)	Each Joint Owner (the “Indemnifying Joint Owner”) shall defend (at its own cost and expense), indemnify, and hold harmless the JV and the other Joint Owner the “Indemnified Joint Owner”) and its Affiliates (the JV with the Indemnified Joint Owner and its Affiliates collectively a “Defendant”), against any claim, suit, or proceeding alleging that the Background Information or use thereof for the performance of R&D Activities under this Agreement infringes or misappropriates any worldwide copyright, mask work, Trade Secret, patent, or other Intellectual Property Right or proprietary or contract rights of any Third Party (hereinafter referred to as a “Claim”), provided:

i.	the Defendant has promptly notified the Indemnifying Joint Owner of such Claim, provided, however, that the failure to notify the Indemnifying Joint Owner shall not relieve the Indemnifying Joint Owner of its obligations hereunder except to the extent it is actually prejudiced thereby;

ii.	the Defendant has granted the Indemnifying Joint Owner the sole right and control to defend and settle the Claim;

iii.	the Defendant has made and will make no admission, compromise, or settlement without the express prior written consent of the Indemnifying Joint Owner; and

iv.	the Defendant has provided all reasonable assistance requested by the Indemnifying Joint Owner at the Indemnifying Joint Owner’s sole expense.

v.	Subject to the provisions of this Section 11.5(a) the Defendant shall have the right, at its own expense, to appoint its own counsel to participate in any claim, suit, or proceeding, and the Indemnifying Joint Owner shall reasonably cooperate with the Defendant and such counsel.

vi.	If there is a final determination of infringement or misappropriation by a court of competent jurisdiction or a settlement duly approved by the Indemnifying Joint Owner, or if the Indemnifying Joint Owner believes the Background Information is likely to become the subject of such a Claim, the Indemnifying Joint Owner shall, at its option and expenses, use reasonable efforts to: (i) replace or modify any affected component of the Background Information with a functionally equivalent non-infringing component that conforms to the requirements of this Agreement, provided such replacement and modification does not adversely affect the applicable requirements or the use of the Background Information under this Agreement, or (ii) obtain a license for the Indemnified Joint Owner and the JV to Use such Background Information and perform R&D Activities as provided under this Agreement.

vii.	This Section 11.5 shall not apply to Claims that arise from:

•	a modification or addition made to the licensed Background Information not supplied by the Indemnifying Joint Owner (including without limitation any modification or addition to the licensed Background Information by or for the Indemnified Joint Owner), except where such modification or addition was made by the Indemnifying Joint Owner or its Affiliates at the Indemnifying Joint Owner’s direction;

•	the combination of Background Information with other technologies, Software, processes, or materials to the extent the alleged infringement relates to such combination;

•	the Indemnified Joint Owner’s continuing the allegedly infringing activity after the Indemnifying Joint Owner has provided a replacement or modification; or

•	use other than in accordance with the rights granted in this Agreement.

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(b)	Each R&D Provider shall defend, indemnify, and hold harmless the other Party(ies) and its Affiliates and employees against any claim, suit, or proceeding alleging bodily injury (including death) or property damage arising out of or relating to any negligent acts or omissions, recklessness, or willful misconduct of the R&D Provider that have occurred during the R&D Provider’s performance of services under this Agreement or provision or delivery of Deliverables. The other Party(ies) shall have the right, at its own expense, to appoint its own counsel to participate in any claim, suit, or proceeding, and the R&D Provider shall cooperate with the other Party(ies) and such counsel. If the R&D Provider fails to reasonably discharge its obligation to defend the other Party(ies), the R&D Provider shall reimburse the other Party(ies) for reasonable attorneys’ fees and other costs incurred by the other Party(ies).

11.6 Disclaimer. Subject to the provisions of this Section 11, all Information (including but not limited to Background, Foreground, and Confidential Information) is transferred between the Parties “as is,” at its own risk, and each Party disclaims all other warranties, express or implied of any kind with respect to the R&D Activities, Deliverables, Information (including but not limited to Background, Foreground, and Confidential Information) or otherwise, including, but not limited to, all implied or express warranties of technical defects, accuracy, merchantability, fitness for a particular or general purpose, or non-infringement, and/or free enjoyment and or all implied warranties that may arise from course of dealing, course of performance, or usage of trade.

11.7 AREVA NP and its Affiliates and their insurers shall (or, if AREVA NP and its Affiliates are not a nuclear operator, shall cause the nuclear operator and its insurers to), and LTBR and its Affiliates if contracting with a nuclear operator for work performed under or in connection with this Agreement or using Information licensed or disclosed hereunder shall cause the nuclear operator and its insurers to, hold harmless, indemnify and waive all rights of recourse against the other Party, and their subcontractors of any tier against any and all claims, actions, litigations, proceedings and lawsuits, caused by, arising out of or resulting from, in whole or in part, directly or indirectly, a Nuclear Incident (as defined in the Paris Convention on Third Party Liability in the Field of Nuclear Energy dated July 29, 1960, or the Vienna Convention dated May 21, 1963, or, in the United States, the Atomic Energy Act of 1954, in each case as amended from time to time) occurring at any time and resulting from or connected to the any Party’s performance under this Agreement, including but not limited to, offsite third party damages, damages to a nuclear installation, and damage to the property located on the nuclear installation including decontamination costs.

12. LIMITATION OF LIABILITY.

IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY(IES) FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, REVENUE, OR BUSINESS RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OR THE BREACH OF THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS, EXCEPT FOR BREACH OF SECTION 6.2 (BACKGROUND INFORMATION – RIGHTS OF USE), SECTION 7.2 (FOREGROUND INFORMATION RIGHTS OF USE), SECTION 8 (SOFTWARE), SECTION 11.4 (INTELLECTUAL PROPERTY RIGHTS OF THE OTHER JOINT OWNER), OR SECTION 11.5(a)) (INDEMNIFICATION) AND FRAUD, WILLFUL MISCONDUCT AND GROSS NEGLIGENCE.

EXCEPT IN THE CASE OF DISGORGEMENT OF PROFITS, SECTION 11.5(a) (INDEMNIFICATION) OR A PARTY’S FRAUD, WILLFUL MISCONDUCT (INCLUDING ANY DELIBERATE MISUSE OF INFORMATION), OR GROSS NEGLIGENCE, IN NO EVENT SHALL THE LIABILITY OF ANY PARTY TO THE OTHER(S) EXCEED [*****], WITH A PER EVENT LIMITATION (OTHER THAN FOR BREACHES OF SECTION 6.2 (BACKGROUND INFORMATION – RIGHTS OF USE), SECTION 7.2 (FOREGROUND INFORMATION RIGHTS OF USE), SECTION 8 (SOFTWARE), OR SECTION 11.4 (INTELLECTUAL PROPERTY RIGHTS OF THE OTHER JOINT OWNER)) OF [*****].

13. TERM; TERMINATION.

13.1 Effectiveness. The Effective Date of this Agreement shall be the date on which the last of the following requirements has been fulfilled:

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•	Signing of this Agreement by both Parties;
•	Signing by the Parties of the Co-ownership Agreement and the IP Annex;
•	If necessary, approval of this Agreement by the relevant US and French authorities;
•	The export control authorization(s) required by French and European law and supporting the transfer of Information between the Parties according to Section 14 has been granted.

The Parties shall notify each other in writing upon the fulfillment of each of the requirements listed above.

In the event this Agreement has not come into force within four (4) months from its signature by both Parties despite the Parties’ good faith efforts, the Parties shall meet to determine the consequences of the situation. In the event no other solution satisfactory to either Party is found, either Party may withdraw from this Agreement upon thirty (30)–days’ prior written notice provided to the other Party without any liability with respect to the other Party.

13.2 Term. This Agreement shall commence on the Effective Date, and shall expire either five (5) years thereafter, or on 28th February 2018 if the JV isn't formed by then; provided, however, that this Agreement may be terminated earlier in accordance with Section 13.3. After the expiration of the initial five-year term, the Agreement shall automatically renew for an additional five-year term unless a notice of non-renewal is submitted by any Party to the other Party(ies) at least six (6) months prior to expiration of the initial five-year term.

13.3 Termination for Breach of this Agreement or Confidentiality Agreement. Any Party may terminate this Agreement for cause if another Party materially breaches any material term or condition of this Agreement or the Confidentiality Agreement and fails to cure such breach within thirty (30) days or any other cure period mutually agreed by the Parties following receipt of written notice specifying such breach, and the Party may effect such termination by written notice to the other Party(ies).

13.4 Termination for Failure of Escalation Process. If the escalation process through the JV Board fails, either Party (and the JV, once it is formed) may terminate this Agreement upon ten (10) days’ written notice.

13.5 Effect of Termination. Upon termination, each Party shall immediately return, or certify in writing destruction thereof, all Background Information, Foreground Information, and Confidential Information to the respective owner(s). Further, upon termination, the Parties shall promptly issue all invoices, to be paid in accordance with Section 9 and the terms of any applicable Work Release Notice, for (a) any services performed in whole or in part prior to the date of termination or (b) other R&D costs reasonably and actually incurred through (or irrevocably committed as of) such date and directly related to the Deliverables. The termination becomes effective on the date the termination notice is received by the Party.

13.6 Survival. The obligations of the Parties under Section 1, Section 6.1(a), Section 7.1, Section 10, Section 11, Section 12, Section 13.5, Section 13.6, Section 16.1, Section 16.2, Section 16.4, and Section 16.6 shall survive and continue after any termination or expiration of this Agreement or termination of any license or rights under Exhibit H of this Agreement, for any reason whatsoever.

14. EXPORT CONTROL.

14.1 The Parties shall fully comply with all applicable U.S., French, European, and any other applicable export control laws and economic sanctions programs, as the same may be amended from time to time, in the performance of this Agreement. Applicable export control or economic sanctions programs may include, but are not limited to, (i) the U.S. Nuclear Regulatory Commission’s regulations in 10 C.F.R. Part 110 and any export license issued thereunder; (ii) the Department of Commerce’s Export Administration Regulations contained in 15 C.F.R. Part 730 et seq. and any licenses or authorizations issued thereunder; (iii) the U.S. Department of Energy’s regulations contained in 10 C.F.R. Part 810; (iv) the U.S. Department of State’s International Traffic in Arms Regulations; (v) any other applicable U.S. trade control laws, including economic sanctions programs that are or may be maintained by the U.S. Department of Treasury; or (vi) the export control laws and economic sanctions programs of any other applicable non-U.S. governmental authority, including the French Government and/or European regulations (collectively, “Trade Control Laws”).

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14.2 Without limitation to the foregoing, the Parties shall not export, re-export, transfer, re-transfer, trans-ship, divert, disclose, or use any items, or Information, supplied under this Agreement or developed therefrom in any manner inconsistent with the Trade Control Laws. The Parties undertake to keep themselves fully informed of, and to comply with, the Trade Control Laws. In particular, AREVA NP understands that under the U.S. Department of Energy’s nuclear export control laws set forth in 10 C.F.R. Part 810, the transfer of U.S. export controlled nuclear technology, including certain Information transferred under this Agreement or developed therefrom, to countries that are not “Generally Authorized Destinations” or to foreign persons, including AREVA NP and its Representatives, who are not covered under the U.S. Department of Energy’s list of “Generally Authorized Destinations,” even if located in the United States, France, or Germany, requires Specific Authorization from the U.S. Department of Energy prior to export, and that exports made under both a Specific and General Authorization trigger reporting obligations to the U.S. Department of Energy. AREVA NP will not re-transfer to any Third Party (excluding its Representatives) the U.S. nuclear export controlled technology in any event without a written agreement with the recipient ensuring that the recipient will comply in all manners with the U.S. Department of Energy’s 10 C.F.R. Part 810 regulations. The Parties agree to utilize appropriate internal procedures to prevent the inadvertent export or re-export of nuclear export controlled technology controlled under U.S., European, or French law, without the appropriate authorizations and reporting under the Trade Control Laws.

Each Joint Owner shall provide to the other Joint Owner an Importer Statement on End Use (End User certificate) including a statement of non re-export to third countries thirty (30) days after signing the Agreement for obtaining an export license. The Parties shall agree on the content of End User certificate.

The Parties agree that notwithstanding any other provision hereof, the Foreground Information, any equipment developed, and Background Information licensed hereunder will only be used for civil end-uses, and license rights granted hereunder shall not extend to any military use. They will not be used for development of nuclear weapons and other nuclear explosive devices or to fulfill any military purpose.

15. DISPUTE RESOLUTION.

15.1 In the event of a dispute between the Parties concerning this Agreement, the Parties will exercise good faith reasonable efforts to resolve the dispute within thirty (30) calendar days, and in accordance with specific dispute resolution processes/terms (if any) within this Agreement governing such disputed matter. If the disputed matter has not been resolved within such 30-day period, the Parties’ CEOs shall meet to discuss and use their good faith reasonable efforts to resolve the dispute.

15.2 If the Parties remain unable to resolve the dispute within thirty (30) calendar days of the initial meeting of the Parties’ CEOs, either Party may submit the dispute to binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Geneva, Switzerland, and the arbitration proceedings and the award shall be in English language. Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties waive to the extent permitted by Applicable Law any rights to appeal or to review of such award by any court or tribunal.

15.3 If the dispute involves an exigent issue which, in the reasonable opinion of any Party requires expedited resolution, the Parties shall immediately refer such matter to the Parties’ CEOs for resolution. If the Parties’ CEOs remain unable to resolve the dispute within five (5) calendar days of their initial meeting, any Party may pursue the arbitration process set forth in Section 15.2.

16. General.

16.1 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of Switzerland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Switzerland. All disputes arising out of or in connection with this Agreement shall be addressed in accordance with Section 15.

16.2 Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be unenforceable in any respect, such unenforceability shall not affect any other provision, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein; provided, however, in such event the Parties agree to negotiate in good faith substitute enforceable provisions which most nearly effect the Parties’ original intent in entering into this Agreement.

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16.3 Assignment.

(a)	For the purpose of this Section 16.3, AREVA Affiliates shall not be limited to those entities specifically named as AREVA Affiliates in Section 1.3

“AREVA Affiliate” shall mean any company that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with AREVA NP; and

“Control” shall mean, with respect to AREVA Affiliate:

(i)	the ownership, whether directly or indirectly, of fifty percent (50%), or more, of the share capital and voting rights, or

(ii)	the right, whether directly or indirectly, to (A) elect the majority of the directors of the AREVA Affiliate, or (B) direct or determine the management and policies of the AREVA Affiliate, as the case may be, where such right may be exercised without the required consent of any third party, whether through the ownership of securities, by contract or otherwise.

(b)	No Party shall transfer or assign the Agreement or any rights or obligations thereof in any way (including but not limited to by merger, transfer of assets, or demerger) without the prior written consent of the other Party(ies). As part of the French Nuclear sector reorganization and the expected change of control of AREVA NP (or its Successor as defined below) by EDF SA, by any company controlled by EDF SA, or by the French State, the following provisions shall apply:

(i)	Notwithstanding any other provision of the Agreement, the Parties hereby agree that AREVA NP is entitled to transfer or assign the present Agreement or any rights or obligations thereof by any means (including but not limited to by merger, transfer of assets, or demerger) to any AREVA Affiliate (the “Successor”).

(ii)	Notwithstanding the provisions of this Section 16.3, or any other applicable provision of this Agreement, to the contrary, no agreement of the other Party(ies) shall be required in the case of change of Control (as defined in Section 1.3) of AREVA NP (or any Successor) by a takeover by EDF SA, by any company controlled by EDF SA, or by the French State.

16.4 Waiver of Sovereign Immunity. To the extent that AREVA NP has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit, or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, assets, or revenue, AREVA NP hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under this Agreement, (b) any legal proceedings to enforce such obligations, and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. AREVA NP hereby agrees that the waivers set forth in this paragraph are effective to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable and not subject to withdrawal for purposes of such Act. AREVA NP is subject to civil and commercial law with respect to its obligations under or in respect of this Agreement. The execution, delivery, and performance by AREVA NP of this Agreement constitute and will constitute “commercial activities” within the meaning of the Foreign Sovereign Immunities Act rather than public or governmental acts. The waiver of immunity by AREVA NP set forth herein is legal, valid, binding, and enforceable, and neither AREVA NP nor any of its property, assets, or revenues has any right of immunity (sovereign or otherwise), in the United States or elsewhere, from any legal action, suit, or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to its obligations under or in respect of this Agreement. The provisions of this Section 16, including the waiver of sovereign immunity, also apply to and are binding upon AREVA NP’s permitted successors and assigns.

16.5 Modification. No amendment or modification to this Agreement shall be valid or binding upon the Parties unless in writing and signed by an officer of each Party.

29

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

16.6 Waiver. No failure or delay on the part of any Party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

16.7 Relationship of Parties. This is a development agreement limited to the rights and obligations set forth herein; no agency, partnership, joint venture, fiduciary, or other relationship is created by this Agreement, and except as otherwise expressly provided herein, no Party, by virtue of this Agreement, has any authority of any kind to bind any other Party in any respect whatsoever, nor any obligation of any kind to any other Party except as expressly provided herein.

16.8 Force Majeure. No default, delay, or failure to perform on the part of any Party shall be considered a breach of this Agreement if such default, delay, or failure to perform is shown to be due to a Force Majeure event. Should an event of Force Majeure extend for more than 180 days either Party may send the other a notice of termination and, if the Parties have not agreed to continue working together hereunder within 30 days, this Agreement shall be terminated with the effects described in Section 13.5.

16.9 Notices. Each Party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at the addresses set forth on the first page of this Agreement (or to such other address that the receiving Party may designate from time to time in accordance with this section). Each Party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notices to AREVA NP SAS shall be sent to the attention of Lawrence Mercier, 10 rue Juliette Recamier 69006 Lyon France – [*****] with a copy to Robert Freeman, Vice President of Fuel Commercial, Customer Center, at AREVA, Inc.

Notices to LTBR shall be sent to the attention of Andrey Mushakov, Executive Vice President for International Nuclear Operations, with a copy to James Malone, Chief Nuclear Fuel Development Officer.

Notices to the JV shall be sent to the attention of the CEO of the JV, with a copy to Treasurer & Secretary of the JV.

16.10 Section Headings and Captions. The Parties agree that the section and paragraph headings and captions used in this Agreement are for reference purposes only and shall not be used in the interpretation of this Agreement.

16.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, and all of which shall constitute one and the same agreement. Each Party shall sign two (2) original hardcopies of the Agreement and send one signed original hardcopy to the other Party, who shall then countersign the signed original hardcopy received.

16.12 Entire Agreement. This Agreement is the final, complete, and exclusive agreement between the Parties relating to Project 1, and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises, and other communications, whether oral or written, relating to such subject matter. It is expressly understood and agreed that, because there are no expectations to the contrary between the Parties hereto, no usage of trade or other regular practice or method of dealing, either within the relevant industry or between the Parties hereto shall be used to modify, interpret, supplement, or alter in any manner the express terms of this Agreement or any part hereof. In the event of any conflict between the terms and provisions of the body of this Agreement and those of any Schedule, Exhibit, or other document incorporated herein by reference, the following order of precedence shall govern: (a) first, the body of this Agreement (except as expressly stated herein); (b) second, the Schedules and Exhibits to this Agreement; and (c) third, any other documents incorporated herein by reference. Notwithstanding the foregoing, the Parties agree that the present Agreement, the IP Annex and/or the Co-ownership Agreement are intended to be consistent and that any ambiguity shall be resolved in favor of such consistency.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

16.13 Good Faith Revisions. If, during the Term of this Agreement, any Change of Law results in an Adverse Consequence, the Parties shall cooperate and make good faith efforts to revise this Agreement or the Work Release Notice in order to reasonably mitigate such Adverse Consequence(s). Where such Change of Law results in any particular provision of this Agreement becoming invalid or unenforceable, the Parties agree to first attempt to revise the Agreement so that the remaining provisions shall be enforceable and binding except where severance of the invalid or unenforceable provision materially changes the rights and duties of the parties.

(a)	“Change of Law“ means: (i) any new legislation enacted by the federal or any state government; (ii) any governmental agency’s (with jurisdiction over the subject matter of this Agreement) passage, issuance or promulgation of any new rule, regulation or guideline, or new interpretation of an existing law, rule, regulation or guideline; or (iii) any judicial or administrative body's issuance of any new order or decree.

(b)	“Adverse Consequence” means a reasonably unforeseeable consequence due to a Change of Law that prohibits, delays, invalidates, renders unenforceable or otherwise materially adversely affects a Party's rights or obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

AREVA NP		LIGHTBRIDGE

By:	/s/ Bernard Fontana	By:	/s/ Seth Grae
	[signature]		[signature]
Name:	Bernard Fontana	Name:	Seth Grae
Title:	Chief Executive Officer	Title:	Chief Executive Officer, President and Director

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A

BACKGROUND INFORMATION

EXHIBIT A-1: INFORMATION EXCLUDED FROM BACKGROUND INFORMATION

AREVA NP Information excluded from being characterized as Background Information:

•	[*****]
•	[*****]

Lightbridge Information excluded from being characterized as Background Information:

•	Lightbridge’s rights in the application of Lightbridge Fuel Technology to uses outside of the Domain, including but not limited to VVER- and CANDU-type nuclear fuel assemblies.

EXHIBIT A-2: INCLUDED BACKGROUND INFORMATION

AREVA Background IP based upon preliminary roadmap

[*****]

•	[*****]

○	[*****]
○	[*****]
○	[*****]
○	[*****]

•	[*****]

[*****]

[*****]

[*****]

•	[*****]

[*****]

[*****]

[*****]

[*****]

•	[*****]

[*****]

•	[*****]

[*****]

33

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

The Lightbridge Background Intellectual Property includes, without limitation:

•	Lightbridge’s rights in innovative, next generation nuclear fuel technology comprising U-Zr multi-lobe, helically twisted fuel rods (the Lightbridge Fuel Technology);

•	Lightbridge’s rights in fabrication processes utilizing melt-casting or powder metallurgy routes for billet fabrication and a hot co-extrusion process for fabrication of finished fuel rods utilizing the Lightbridge Fuel Technology;

•	Lightbridge’s rights in preliminary layout and CAD drawings for a pilot-scale fuel fabrication facility for fabrication of full-length fuel rods utilizing the Lightbridge Fuel Technology;

•	Lightbridge’s rights in preliminary fuel thermo-mechanical modeling methods for the Lightbridge Fuel Technology;

•	Lightbridge’s rights in test results and data from irradiation and thermal-hydraulics experiments; and

•	Development preparation work:

○	Strategy and process of development

○	Licensing authority requirements and expectations

○	Knowledge of acquisition paths and their pertinence with respect to objectives

•	Materials:

○	U-Zr material critical properties and methods of testing and characterization

○	U-Zr material irradiation experience

EXHIBIT A-3:TRADEMARKS INCLUDED IN BACKGROUND INFORMATION

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT B

ROAD MAP

[*****]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT C

PROJECT GOVERNANCE STRUCTURE

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT D

AREVA COMPETITORS

List of competitors for AREVA NP:

[*****]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT E

THIRD PARTIES

For AREVA NP SAS:

•	[*****]
•	[*****]

For Lightbridge:

•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]

38

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT F

HEADS OF TERMS AGREEMENT

Attached.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT G

IP ANNEX

Attached.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

BINDING IP ANNEX

November 14, 2017

1. Intro/Parties

This binding IP Annex (“IP Annex”), while a standalone document, is also intended to be an attachment to and made part of the future Joint Venture Agreement Between Areva Inc. and Lightbridge Corporation (the “JV Agreement”), the high-level terms of which are documented in the binding Heads of Terms Agreement (the “HOTA”).

The parties to this IP Annex are AREVA NP, S.A.S, a simplified stock company, organized and existing under the laws of France, registered at the French Trade registry of Nanterre under the N°428 764 500 having its registered office at 1 place Jean Millier, 92400 Courbevoie, France (“AREVA NP” or “AREVA”), and Lightbridge Corporation, 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190, USA, a Nevada corporation (“Lightbridge”).

As stated in the HOTA and reflected in the JV Operating Agreement (“JV Agreement”), AREVA Inc., 7207 IBM Drive, Charlotte, North Carolina, a Delaware corporation, and Lightbridge will form a U.S.-based joint venture (“JV” or “Company”) to be the parties’ exclusive vehicle through which to research, develop, obtain regulatory approvals, manufacture, use, market, and sell (the “JV Activities”) nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information (as defined in the Co-ownership Agreement) contributed by both Lightbridge and AREVA NP (the “Innovative Fuel Product”) within the Domain.

Although Areva Inc. is a member of the JV, Areva NP is also a party to this IP Annex because the relevant Background Information provided by the AREVA group of companies is owned by AREVA NP rather than Areva Inc.

The IP Annex Parties intend that AREVA NP should be the co-owner of Foreground Information, as described in greater detail below.

AREVA NP and Lightbridge hereinafter are referred to individually as a “Joint Owner” and collectively as the “Joint Owners.” Each Joint Owner agrees to this IP Annex on behalf of itself and LTBR also agrees to this IP annex on behalf of its Affiliates. The Joint Owners have entered into a Co-ownership Agreement, dated ____ (the “Co-ownership Agreement”) and an R&D Services Agreement, dated ____ (the “R&D Services Agreement for Project 1”).

AREVA NP, Lightbridge, and Areva Inc. hereinafter are referred to individually as an “IP Annex Party” and collectively as the “IP Annex Parties.”

The Project(s) will include several definitive agreements (including R&D Services Agreements, the Co-ownership Agreement, and licenses to use Intellectual Property Rights).

2. Definitions	All capitalized words not defined in the IP Annex have the meaning provided in the Definition sections of the HOTA, the R&D Services Agreement for Project 1 and the Co-Ownership Agreement.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3. Purpose

The purpose of this IP Annex is to present the IP Annex Parties understanding as to how IPR matters will be treated, including the ownership, licensing, use, and protection of Background and Foreground Information related to the Projects, in the Domain (within a Project or a Non-Joint Project) or outside the Domain, before the creation of the JV, during and after the term of such JV, based on detailed terms and conditions contained in the IPR-related agreements including the R&D Services Agreement for Project 1 and Co-Ownership Agreement.

The IP Annex shall incorporate by reference all such IPR-related agreements that constitute the overall IPR framework applicable to the JV, and shall govern the treatment of all Background and Foreground Information.

4. IP terms and conditions applicable

The Parties have agreed to work exclusively with each other until the term of the JV within the Domain of the JV for Innovative Fuel Product through Projects.

The Parties have agreed on the principles applicable to the Project 1, that are reflected in the Co-ownership Agreement and the R&D Services Agreement for Project 1:

(i) the Co-ownership Agreement’s purpose is to define terms and conditions for treatment of Background and Foreground Information between AREVA NP and Lightbridge initially within the Domain (within a Project or a Non-Joint Project) and outside the Domain, before the JV creation, during and beyond the life of the JV, including without limitation

- the Background Information’s ownership, right of use, and licenses,

- the Foreground Information joint-ownership (on a 50-50 basis), administration and costs, rights of use, license, and assignment

- IP Committee (composition, tasks, budget, …)

- Open source software provisions

- Specific provisions applicable to software

- Non-Joint Projects terms and conditions

- IPR indemnification

- Confidentiality

- Civil end use and export control obligations…

Such Co-ownership agreement terms and conditions shall apply to all the Projects within the Domain of the JV and survive to the JV’s term and termination.

- (ii) the R&D Services Agreement for Project 1, purpose is to define the terms and conditions for joint R&D Activities between AREVA NP and Lightbridge initially (and the JV once it is formed) and joint generation of Foreground Information based on a combination of Foreground Information and/or Background Information contributed by AREVA NP and/or Lightbridge, including without limitation: the license granted by each party under its Background and the Foreground Information’s Needed for the performance Project 1 R&D Activities

- Subcontracting of Project 1 R&D Activities

- project governance and project management structure

- Confidentiality

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

For any further Projects involving at least the IP Annex Parties (or their Affiliates), the Parties shall apply key terms and conditions of the R&D Services Agreement for Project 1, and in any case, the terms and conditions of the Co-Ownership Agreement shall remain applicable and shall not be impaired by such new Project.

For any further Projects, with Third Parties, in any case, the terms and conditions of the Co-Ownership Agreement shall remain applicable and shall not be impaired by such new Project.

5. Confidentiality

The IP Annex Parties shall follow principles for the protection of confidential Information of the Joint Owners, and the definitive agreements shall include confidentiality obligations that reflect those principles. The confidentiality obligations shall remain effective until the date the confidential Information falls in the public domain without any fault or negligence of the non-disclosing IP Annex Party.

The IP Annex Parties shall take active steps to protect confidential Information and shall notify their employees and other representatives (including Subcontractors) of their confidentiality obligations.

No IP Annex Party shall publicly disclose or publish any other IP Annex Party’s confidential Background Information except upon prior, express, and written approval of the other IP Annex Party.

6. Transfers, Change of Control of The JV, and Other Events that May Impact the IPR and Obligations

The Parties rights in the event of a change in control or transfer will be governed by the terms of the JV Agreement, subject to the following principles:

In the event that the JV is terminated (due to bankruptcy, dissolution, or any other cause), the following principles shall apply:

• The licenses under Background Information and Foreground Information to the JV shall cease.

• Each Joint Owner remains the exclusive owner of its Background Information and a Joint Owner of the Foreground Information. The joint ownership principles are described in the Co-Ownership Agreement.

In the event of a change of control of the JV (for cause or convenience as permitted under the JV Agreement), the following principles shall apply:

• Each Joint Owner remains the exclusive owner of its Background Information and a Joint Owner of the Foreground Information. The joint ownership principles are described in the Co-Ownership Agreement.

• The licenses under Background Information and Foreground Information to the JV shall continue, subject to the terms of the JV Agreement.

• The JV shall remain the exclusive vehicle through which the Background Information and Foreground Information is used to conduct JV Activities within the Domain.

7. Warranties; Indemnification.

Each of Lightbridge, AREVA, and the JV will represent and warrant that it has no agreements with any Third Party or commitments or obligations that conflict in any way with the principles outlined in this IP Annex.

43

8. Term	This term of this IP Annex will commence on the date first written above and will expire upon dissolution of the JV.
9. Choice of Law; Dispute Resolution.

This IP Annex will be governed by the laws of Switzerland without regard to any conflicts of law provisions.

Each definitive agreement will contain a provision waiving any right to sovereign immunity AREVA may have now or in the future.

Section 16 (Dispute Resolution) of the Co-Ownership Agreement shall apply to this IP Annex.

10. Assignment	Section 17.3 (Assignment) of the Co-Ownership Agreement shall apply to this IP Annex.

[SIGNATURE PAGE FOLLOWS]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AREVA INC.		LIGHTBRIDGE CORPORATION

By:	/s/ Ala Alzaben	By:	/s/ Seth Grae
	[signature]		[signature]
Name:	Ala Alzaben	Name:	Seth Grae
Title:	Senior Vice President	Title:	Chief Executive Officer, President and Director

AREVA NP

By:	/s/ Bernard Fontana
[signature]
Name:	Bernard Fontana
Title:	Chief Executive Officer

45

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT H

 CO-OWNERSHIP AGREEMENT

Attached.

46

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT I

TRAVEL POLICY

It is agreed among the Parties that video and audio conferences shall be favored and that travel shall be limited at a minimum level. In order to benefit from better prices, the Parties agree to schedule travel at least one (1) month in advance.

Expense Category	Description
Travel expenses
By train	[*****]
By plane	[*****]
By taxi (travel < to 30 km)	[*****]
By rented car (travel > to 30 km) and less than 250 km	[*****]
Accommodation expenses
Hotel night in the US	[*****]
Breakfast and Diner in the US	[*****]

Other reimbursable expenses:

The actual expenses borne by ANP in relation to the performance of the R&D Activities under this Agreement and not included in the Unit Rates are reimbursed by LTBR (or the JV, once formed), upon presentation of appropriate justification plus an administrative fee not to exceed [*****]%.

The aforementioned expenses shall be those related to:

-	[*****].
-	[*****].
-	[*****].
-	[*****].

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT J

 PRESS RELEASE

Lightbridge and AREVA NP Sign Agreements to Immediately Advance Fuel Development

CHARLOTTE, N.C., November 15, 2017 – Lightbridge Corporation (NASDAQ: LTBR) and AREVA NP signed three binding agreements that allow the companies to immediately advance development of Lightbridge’s innovative metallic fuel technology and protect all associated intellectual property while they finalize their joint venture. Lightbridge is a U.S. nuclear fuel development company and AREVA NP is a leader in servicing and fueling today’s reactor fleet and advancing the future of nuclear energy.

The three agreements include a Research and Development Services Agreement, a Co-Ownership Agreement and an Intellectual Property Annex. These agreements are an integral part of the contemplated joint venture and document the final agreement on intellectual property rights. The joint venture is expected to launch in the first quarter of 2018.

Lightbridge’s innovative fuel technology is designed to significantly improve the economics and safety of existing and new nuclear power plants. The three agreements govern joint research and development activities, and ownership of intellectual property, including a grant of royalty-based rights of use to existing intellectual property and co-ownership (on a 50-50 basis) of new intellectual property resulting from future joint fuel development activities.

Seth Grae, president and CEO of Lightbridge, said: “With each passing day, the call for innovative solutions to improve nuclear energy’s economics and competitiveness only becomes louder. The agreements we announced today enable us to immediately advance development of Lightbridge’s innovative metallic fuel and represent the first concrete step toward monetization of our intellectual property. Lightbridge’s innovative fuel technology is designed to make existing reactors significantly more competitive with other sources of energy, which is needed now more than ever as we witness well-run U.S. nuclear plants close early and new construction projects canceled.”

Gary Mignogna, president and CEO of AREVA Inc., said: “These agreements are an important step forward in establishing our joint venture with Lightbridge to bring their state-of-the-art metallic fuel technology to market. Partnerships like this are vital to ensure that today’s nuclear energy facilities have the technologies they need to operate efficiently for decades to come and can continue to provide needed low-carbon and reliable electricity.”

Press Contacts Karen Heinold (434) 856-6560 media.relations@areva.com David Waldman Natalya Rudman (855) 379-9900 ir@ltbridge.com

MORE ABOUT AREVA NP

AREVA NP is a major international player in the nuclear energy market focused on designing, building, maintaining and advancing the global nuclear fleet. In North America, AREVA NP (AREVA Inc.) combines U.S. and Canadian leadership to deliver innovative solutions and value-added technologies to support the operation of the commercial nuclear fleet and prepare for the next generation of nuclear power plants. Leveraging the expertise of its 2,300 North American employees, AREVA NP is helping its customers improve the safety and performance of their nuclear plants and achieve their economic and societal goals.

Join the energy conversation with AREVA Inc. on Twitter: @AREVA_NP_US, Facebook: AREVAinc, and our other social media channels.

AREVA Inc. – 7207 IBM Drive – Charlotte, NC 28262 – P: 704 805-2000

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Lionel Gaiffe, senior executive vice president of the Fuel Business Unit at AREVA NP, said: “These agreements pave the way to accelerate the design, licensing and fabrication work. Our teams and experts from engineering and manufacturing are fully mobilized and very excited about this project. We are looking forward to the introduction of lead test assemblies of this promising technology. I am very proud to see an international team, both from Europe and the United States, fully integrated and working together with the team of our Lightbridge partner.”

On Sept. 6, 2017, Lightbridge and AREVA Inc. (AREVA NP in North America) announced a binding Heads of Terms Agreement, which will form the basis of the Joint Venture Operating Agreement. That final agreement is expected to be signed in the fourth quarter of 2017 and will establish the joint venture.

Since 2011, Lightbridge has received valuable feedback on its fuel technology development through its Nuclear Utility Fuel Advisory Board, comprised of four leading U.S. nuclear utilities. Lightbridge also signed a letter of intent with a U.S. nuclear utility to demonstrate its fuel at a commercial nuclear power plant.

###

About Lightbridge Corporation

Lightbridge is a nuclear fuel technology company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge’s breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence.

To receive Lightbridge Corporation updates via e-mail, subscribe at http://ir.ltbridge.com/alerts.cfm. Follow Lightbridge on Twitter: @LightbridgeCorp.

Lightbridge Corporation Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s competitive position, the timing of demonstration testing and commercial production, the Company’s entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Power Plan and similar regulations, the Company’s anticipated financial resources and position, the Company’s product and service offerings, the expected market for the Company’s product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company’s ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT K

PERSONNEL CATEGORIES AND CORRESPONDING UNIT RATES

AREVA NP

Personnel Category	Unit Rate in US Dollars per Hour for US Personnel	Unit Rate in Euros per Hour for Non-US Personnel (without VAT)
Expert (France) Advisory Engineer or Technical Consultant (US)	[*****]	[*****]
Senior Engineer (France) Principal Engineer (US)	[*****]	[*****]
Engineer (France) Engineer III/IV (US)	[*****]	[*****]
Technician/operator (France) Engineer I/II (US)	[*****]	[*****]

LIGHTBRIDGE

Personnel Category	Unit Rate in US Dollars per Hour
Advisory Engineer or Technical Consultant	[*****]
Principal Engineer	[*****]
Engineer III/IV	[*****]
Engineer I/II	[*****]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT L

CONFIDENTIALITY AGREEMENT

Attached.

51

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (“Agreement”), is entered into as of November 14, 2017, between AREVA NP, S.A.S., a simplified stock company, organized and existing under the laws of France, located at Tour Areva - 1 place Jean Millier 92400 Courbevoie France, registered at the trade registry of Nanterre under n° 428 764 500 (hereinafter referred as to “AREVA NP”) and Lightbridge Corporation (“Company”), a Nevada corporation, located 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190 USA.

The parties are individually referred to as a “Party” and collectively as the “Parties”. The Party or Parties hereto providing Confidential Information is/are sometimes referred to singularly and collectively as “Disclosing Party” and the Party or Parties hereto receiving Confidential Information is/are sometimes referred to singularly and collectively as the “Receiving Party”.

On or about the date of this Agreement, the Parties have entered into or intend to enter into an R&D Services Agreement (the “RDSA”) and a Co-Ownership Agreement (the “COA”). This Agreement provides for the disclosure and protection of Confidential Information (as defined below) between the Parties in order to enable each Party to exercise its rights and obligations under those agreements and any agreements that specify that confidential information exchanged shall be held pursuant to this Agreement, in each case with respect to the Confidential Information permitted to be used under the terms of the applicable agreement and subject to any further restrictions contained therein (the “Purpose”). The Parties previously entered into a Confidentiality and Non-Disclosure Agreement dated March 23, 2017 (the “Prior NDA”). This Agreement supersedes the Prior NDA and from and after the Effective Date all information held thereunder shall be Confidential Information held pursuant to this Agreement.

1. Definitions

1.1

“Affiliate” means, with respect to any Party, any company listed below that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. For purposes of this Section 1.1, the term “control” (and “controlling”) shall mean (i) having at least the majority (strictly more than fifty percent (50%)) of the voting stock of such company or (ii) the right (a) to elect the majority of the directors of such company, or (b) to direct or cause the direction of the management and policies of such company, as the case may be, where such right may be exercised without the consent of any entity other than the Parties.

For the purpose of the present Agreement, the respective Affiliates of the Parties are:

	•	AREVA NP Affiliates: AREVA NP’s majority-owned subsidiaries at any tier including AREVA Inc., AREVA GmbH, and Advanced Nuclear Fuel GmbH

	•	LTBR Affiliates: Thorium Power, Inc., and Lightbridge International Holding, LLC

and other such Affiliates as the Parties may mutually agree in writing from time to time.

1.2

 “Confidential Information” means any Information that is disclosed or made available by a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such Information is marked, designated, or otherwise identified as “confidential,” including, without limitation: (a) all Information concerning the Projects; (b) all Information concerning past, present, and future business affairs of the Party or its Affiliates including finances, customer information, supplier information, products, services, organizational structure, internal practices, forecasts, sales, and other financial results, records, and budgets, and business, marketing, research, development, sales, and other commercial strategies; (c) all Information concerning the Party’s or its Affiliates’ Intellectual Property Rights; and (d) all notes, analyses, compilations, reports, forecasts, studies, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.3

“Domain of the JV” or “Domain” means the exclusive technological perimeter of the JV’s operations (i.e., the R&D, demonstration, fabrication, obtaining licenses from Regulatory Authorities, including nuclear, marketing, and sale of the Innovative Fuel Product), and any associated developed manufacturing processes or Intellectual Property Rights as applicable to the Innovative Fuel Product, worldwide, in the following types of commercial light water reactors and research reactors:

	•	Pressurized water reactors (excluding VVER reactors types),

	•	Boiling water reactors,

	•	Light water-cooled small and medium size reactors, and

	•	Research reactors,

and expressly excluding maritime, naval, and military applications.

1.4	“Information” means any and all ideas, concepts, data, know-how, discoveries, upgrades, updates,, methods, techniques, technologies, systems, designs, specifications, analyses, products, components, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, skills, experience, knowledge, plans, objectives, algorithms, Software (including without limitation Source Code and Object Code), images, icons, audiovisual components and objects, schematics, drawings, visual depictions, reports, results, conclusions, and other information and materials, irrespective of whether or not protected or protectable by an IPR and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which any of the foregoing may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational, or financial materials or information.

1.5	“Innovative Fuel Product” means nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information contributed by both Lightbridge and AREVA NP.

1.6	“Intellectual Property Rights” or “IPR” means any rights with respect to intellectual property in Information and includes, without limitation, as required by the context: patents, patent applications, and other patent rights; moral rights (to the extent possible according to applicable Law), copyrights, copyright registrations, and copyright rights (including, without limitation, copyrights, copyright registrations and copyright rights with respect to computer software, firmware, programming tools, drawings, specifications, databases, and documentation); Trade Secrets, know-how, and other rights with respect to confidential or proprietary information; trademark, trade name, and similar rights; other rights with respect to Information; other intellectual and industrial property rights, whether or not subject to statutory registration or protection in any part of the world; the right to claim priority with respect to any of the foregoing rights; and all rights under any license or other arrangement with respect to the foregoing.

1.7	“JV” means the joint venture company, a U.S. limited liability company (LLC), established under the laws of the state of Delaware USA and jointly owned by AREVA Inc. and Lightbridge in accordance with the binding Heads of Terms Agreement dated September 1st, 2017.

1.8	“Law” means any statute, law, ordinance, regulation, rule, order, constitution, treaty, common law, decree, or judgment of any court or any national, federal, state, regional, or local government or entity having administrative function or judicial authority.

1.9	“LTA” means lead test assemblies.

1.10	“LTR” means lead test rods.

1.11	“Object Code” means Software in machine-readable compiled and/or executable form including, but not limited to, byte code form and in the form of machine-readable scripts used for linking procedures and functions to other Software.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.12	“Project” means any existing or future development and/or use project related to the Innovative Fuel Product and associated manufacturing processes within the Domain, each such project being mutually agreed to be pursued by the Parties.

1.13	“Project 1” means the Project, mutually agreed to be pursued by the Parties under the RDSA, for Research and Development Activities, and Direct Use by the Parties, of the Innovative Fuel Product, and associated manufacturing processes, solely for 17x17 pressurized water reactors in the United States.

1.14	“R&D Activities” or “Research and Development Activities” mean with respect to Information, the performance of research and development activities (conceptual, preliminary, and final design phases) and obtaining Regulatory Approvals for LTR and/or LTA from Regulatory Authorities, through completion of the PIE by a Party or on behalf of such Party. For the sake of clarity, R&D Activities shall be understood to run through the end of lead test assembly demonstration, and R&D Activities shall not be construed to include the supply of batch reloads.

1.15	“Regulatory Approval” means any and all approvals (including any applicable supplements, amendments, and pre- and post-approvals), licenses, registrations, or authorizations of any Regulatory Authority necessary for any development and evaluation of the Innovative Fuel Product.

1.16	“Regulatory Authority” means any governmental regulatory authority, agency, or entity involved in granting Regulatory Approval of, or otherwise regulating any aspect of the conduct, development, approval, or implementation of R&D Activities and Use within the Projects, including the U.S. Department of Energy and U.S. Nuclear Regulatory Commission.

1.17	“Representative” means a Party’s and its Affiliates’ respective employees, officers, directors, consultants, and legal, technical, and business advisors.

1.18	“Software” means one or more sets of coded instructions that control the operation of a computer or similar electronic device and are fixed in any tangible medium of expression.

1.19	“Source Code” means Software in human-readable form open to make modifications to it, including but not limited to comments and procedural code such as job control language and scripts to control compilation and installation.

1.20	“Subcontracting” or “Have Made Right” means the right for a Party to have a Third Party, or an Affiliate, that is under an obligation of confidentiality consistent herewith, perform some tasks on behalf of such Party , only for the use, sale, or other disposal by the Party and its Affiliates, of said products or services, provided that a majority of the specifications of such products or services has been designed by or for such Party. For avoidance of doubt such right excludes the right to sub-license the Information. “Have Made” and “Subcontract” have a correlative meaning.

1.21	“Subcontractor” means a Third Party or an Affiliate that has been Subcontracted.

1.22	“Third Party” means any natural person or legal entity other than the Parties and their Affiliates.

1.23	“Trade Secret” means any Information that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.24	“Use” means, with respect to Information, the right for any Party to do one or more of the following (i) manufacture, obtain Regulatory Approvals for full core or batch reloads, use, market, or sell Innovative Fuel Product(s) (or, outside the Domain, Innovative Fuel Product(s) or any other products) and related services (or Subcontract the foregoing activities) (each a, “Direct Use”), and/or (ii) grant any licenses or any other rights in or to the Information and related IPR to Third Parties (“Indirect Use”).

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2. Receiving Party Obligations

2.1

Confidentiality Obligations. The Receiving Party acknowledges that in connection with this Agreement it will gain access to Confidential Information of the Disclosing Party. As a condition to being provided with the Disclosing Party’s Confidential Information, the Receiving Party shall, subject to Sections 2.3 and 2.5:

	(a)	not use the Disclosing Party’s Confidential Information other than as strictly necessary for the Purpose; and

(b)

maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 2.3, not disclose in whole or in part, directly or indirectly, the Disclosing Party’s Confidential Information to any Third Party without the Disclosing Party’s prior written consent; provided, however, the Receiving Party may disclose the Confidential Information to its Representatives and Subcontractors (that are expressly approved by the Parties pursuant to the COA, RDSA, or any other relevant existing or future agreement with subcontracting provisions) who:

		i.	have a need to know the Confidential Information for the purpose defined in Section 2.1(a); and

		ii.	have been apprised of, and agreed in writing and in advance to be bound by terms consistent (but no less stringent) with, the obligations of confidentiality and non-use set forth in this Agreement, provided that the Receiving Party shall be responsible for ensuring its Representatives’ and Subcontractors’ compliance with, and shall be liable for any breach by its Representatives and Subcontractors of, this Section 2.1.

(c)

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses for its own Confidential Information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

	(d)	The Receiving Party shall retain, on all Confidential Information provided in written form, all confidentiality or proprietary markings, if any, including, if any, on all authorized copies thereof.

(e)

For the avoidance of doubt, the Receiving Party shall remain entitled to disclose its own Confidential Information that it or its Affiliates has independently developed without access or reference to the Confidential Information of the Disclosing Party or its Affiliates as established by corroborative documentary evidence.

2.2

Exclusions. Confidential Information does not include Information that, as established by corroborative documentary evidence: (i) was already known by or in the possession of the Receiving Party or its Affiliates or their Representatives without restriction on use or disclosure before the receipt of such Information directly or indirectly from or on behalf of the Disclosing Party; (ii) was or becomes generally known by the public other than as a result of any breach of this Agreement, or other wrongful act, of the Receiving Party, its Affiliates, or their Representatives or Subcontractors; or (iii) was or becomes available to the Receiving Party, its Affiliates, or their Representatives or Subcontractors as received by the Receiving Party from a Third Party who was not, at the time, under an obligation to the Disclosing Party, its Affiliates, or their Representatives or Subcontractors or any other person or entity to maintain the confidentiality of such Information.

2.3	Exceptions. If the Receiving Party becomes compelled by Law to disclose any Confidential Information, the Receiving Party shall:

	(a)	provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under Section 2; and

	(b)	disclose only the portion of Confidential Information that it is legally required to furnish.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance under Section 2, the Receiving Party shall use reasonable efforts to obtain assurance that confidential treatment will be afforded to the Confidential Information.

2.4	Ownership of Confidential Information. The Disclosing Party retains all right, title, and interest in and to its Confidential Information except to the extent expressly granted in the COA or another binding agreement between the Parties. The mere disclosure of Confidential Information under this Agreement shall not be construed as granting the Receiving Party any rights, either express or implied, including IPR, in the Confidential Information. Nothing in this Agreement shall be construed as a waiver by the Disclosing Party to protect its Confidential Information through patents or any other IPR.

2.5	Confidentiality Obligation Period. The confidentiality obligations shall survive the term or termination of the Agreement for whatever reasons, until the date the Confidential Information enters into the public domain without any fault or negligence of the Receiving Party, its Affiliates, or its Representatives or Subcontractors.

2.6	Injunctive Relief. Each Party acknowledges and agrees that, in the event of an unauthorized use, reproduction, distribution, or disclosure of any Confidential Information, injunctive relief would be appropriate to be requested in order to restrain such use, reproduction, distribution, or disclosure, whether threatened or actual.

3. GENERAL CONDITIONS

3.1

The present Agreement shall be effective (retroactively) as from November 14, 2017 (hereinafter referred to as the “Effective Date”) and shall remain in force until the termination or expiration of each of the COA, RDSA and any other agreements that specify that Confidential Information exchanged shall be held pursuant to this Agreement (“Term”).

3.2

Each Party shall remain fully responsible for the performance of its obligations under this Agreement by its Subcontractors and shall require all of its Subcontractors to whom it discloses the other Party’s Confidential Information as permitted hereunder to enter into substantially similar (but with no less stringent requirements than the requirements of the present Agreement) confidentiality agreements with the Subcontracting Party prior to the Subcontracting Party disclosing any Confidential Information to any of its Subcontractors.

3.3	Without prejudice to any rights or obligations the Parties may have otherwise undertaken, including under the COA and RDSA:

	(a)	Disclosing Party accepts no responsibility for and makes no representation or warranties, express or implied, with respect to the truth, accuracy, completeness, or reasonableness of the Confidential Information.

	(b)	Disclosing Party shall decide in its sole discretion what Confidential Information, if any, it chooses to disclose to the Receiving Party.

	(c)	Disclosing Party is not liable to the Receiving Party with respect to the Confidential Information or its use.

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3.4	This Agreement supersedes all prior oral or written agreements or understandings that may exist between either of the Parties hereto with respect to the Confidential Information exchanged (i) under the RDSA, COA, or the Prior NDA, (ii) in connection with the JV or the Projects, and/or (iii) during the Term. In the event of inconsistencies between this Agreement and any agreement specifying that Confidential Information exchanged shall be held pursuant to this Agreement, the terms of this Agreement shall prevail.

The Parties intend that any remedy for a breach of this Agreement should neither (i) be limited by the terms of any other agreement(s) under which Confidential Information is exchanged hereunder, nor (ii) duplicate any remedy provided by such other agreement(s).

3.5	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

3.6	The headings in this Agreement do not affect its interpretation.

3.7	This Agreement binds the Parties only with respect to the matters expressly set forth herein and nothing herein shall bind either of the Parties to specific terms or conditions relating to the Purpose. Without limitation of the foregoing, neither Party is bound or committed to engage in negotiations or discussions with respect to the Purpose nor, unless, if and until one or more definitive agreements with respect to the Project has been executed and delivered by the Parties or their applicable affiliates in their sole discretion, to seek to consummate the Purpose, subject to the terms and conditions of any such definitive agreement. Nothing herein shall constitute the creation of a partnership, joint venture or agency between the Parties.

3.8	No Party shall transfer or assign the Agreement or any rights or obligations thereof in any way (including but not limited to by merger, transfer, of assets, or demerger) without the prior written consent of the other Party. As part of the French Nuclear sector reorganization and the expected change of control of AREVA NP (or its Successor as defined below) by EDF SA, by any company controlled by EDF SA, or by the French State, the following provisions shall apply:

(a)	Notwithstanding any other provision of the Agreement, the Parties hereby agree that AREVA NP is entitled to transfer or assign the present Agreement or any rights or obligations thereof by any means (including but not limited to by merger, transfer of assets, or demerger) to any AREVA Affiliates (the “Successor”).

(b)	Notwithstanding the provisions of this Section 3.8, or any other applicable provision of the Agreement, to the contrary, no agreement of the other Party shall be required in the case of change of Control of AREVA NP (or any Successor) by a takeover by EDF SA, by any company controlled by EDF SA, or by the French State

(c)	For the purpose of this Section 3.8 AREVA Affiliates shall not be limited to those entities specifically named as AREVA Affiliates in Section 1.1.1, rather,

“AREVA Affiliate” shall mean any company that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with AREVA NP; and

“Control” shall mean, with respect to AREVA Affiliate: the ownership, whether directly or indirectly, of fifty percent (50%), or more, of the share capital and voting rights, or the right, whether directly or indirectly, to (A) elect the majority of the directors of the AREVA Affiliate, or (B) direct or determine the management and policies of the AREVA Affiliate, as the case may be, where such right may be exercised without the required consent of any third party, whether through the ownership of securities, by contract or otherwise.

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3.9	This Agreement shall be governed by and construed in accordance with the laws of Switzerland (without regard to principles of conflict of laws thereof). All disputes arising out of or in connection with this Agreement which cannot be settled between the parties shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The seat of the arbitration shall be Geneva, Switzerland, and the arbitration shall be conducted in English language.

3.10	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11	Facsimile execution and delivery of this Agreement is legal, valid, and binding execution and delivery for all purposes.

3.12	Export Control

a)	The Parties shall fully comply with all applicable U.S., French, European and any other applicable export control laws and economic sanctions programs, as the same may be amended from time to time, in the performance of this Agreement. Applicable export control or economic sanctions programs may include, but are not limited to, (i) the U.S. Nuclear Regulatory Commission’s regulations in 10 C.F.R. Part 110 and any export license issued thereunder; (ii) the Department of Commerce’s Export Administration Regulations contained in 15 C.F.R. Part 730 et seq. and any licenses or authorizations issued thereunder; (iii) the U.S. Department of Energy’s regulations contained in 10 C.F.R. Part 810; (iv) the U.S. Department of State’s International Traffic in Arms Regulations; (v) any other applicable U.S. trade control laws, including economic sanctions programs that are or may be maintained by the U.S. Department of Treasury; or (vi) the export control laws and economic sanctions programs of any other applicable non-U.S. governmental authority, including the French Government and/or European regulations (collectively, “Trade Control Laws”).

b)	Without limitation to the foregoing, the Parties shall not export, re-export, transfer, re-transfer, trans-ship, divert, disclose, or use any items, or Information, supplied under this Agreement or developed therefrom in any manner inconsistent with the Trade Control Laws. The Parties undertake to keep themselves fully informed of, and to comply with, the Trade Control Laws. In particular, AREVA NP understands that under the U.S. Department of Energy’s nuclear export control laws set forth in 10 C.F.R. Part 810, the transfer of U.S. export controlled nuclear technology, including certain Information transferred under this Agreement or developed therefrom, to countries that are not “Generally Authorized Destinations” or to foreign persons, including AREVA NP and its Representatives, who are not covered under the U.S. Department of Energy’s list of “Generally Authorized Destinations,” even if located in the United States, France, or Germany, requires Specific Authorization from the U.S. Department of Energy prior to export, and that exports made under both a Specific and General Authorization trigger reporting obligations to the U.S. Department of Energy. AREVA NP will not re-transfer to any third party (excluding its Representatives) the U.S. nuclear export controlled technology in any event without a written agreement with the recipient ensuring that the recipient will comply in all manners with the U.S. Department of Energy’s 10 C.F.R. Part 810 regulations. The Parties agree to utilize appropriate internal procedures to prevent the inadvertent export or re-export of nuclear export controlled technology controlled under U.S. European or French law, without the appropriate authorizations and reporting under the Trade Control Laws.

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3.13	The Parties may agree in writing to make public disclosures or press releases in connection with the RDSA, the COA, the JV, or a Project.

3.14	This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

3.15	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, and all of which shall constitute one and the same agreement.

By signing below, the Parties agree to the terms and conditions of this Confidentiality and Non-Disclosure Agreement.

LIGHTBRIDGE CORPORATION		AREVA NP

By:	/s/ Seth Grae	By:	/s/ Bernard Fontana
Name:	Seth Grae	Name:	Bernard Fontana
Title:	Chief Executive Officer, President and Director	Title:	Chief Executive Officer

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